UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Eagle Bancorp, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE BANCORP, INC.

7815 Woodmont Avenue

Bethesda, Maryland  20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 21, 2009

TO THE SHAREHOLDERS OF EAGLE BANCORP, INC.:

The Annual Meeting of Shareholders of Eagle Bancorp, Inc. (the “Company”), will be held at

The Bethesda Marriott Hotel

5151 Pooks Hill Road

Bethesda, Maryland

on Thursday, May 21, 2009 at 10:00 A.M.

for the following purposes:

1.     To elect ten (10) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.     To consider and approve an amendment to the Company’s 2006 Stock Plan to increase the number of shares of common stock subject to the plan by 500,000;

3.     To consider and approve an amendment to the Company’s 2006 Stock Plan to broaden the authority to grant restricted stock to enable the Company to make restricted stock grants in compliance with the American Recovery and Reinvestment Act of 2009;

4.     To vote on a non-binding advisory resolution approving the compensation of our executive officers; and

5.     To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Shareholders of record as of the close of business on, March 27, 2009 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Jane E. Cornett, Corporate Secretary

April 10, 2009

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person.  No postage is required if mailed in the United States in the enclosed envelope.  If you attend the meeting, you may, if you desire, revoke your proxy and vote in person. If your shares are not registered in your name, you will need additional documentation from your recordholder in order to vote in person at the meeting.

EAGLE BANCORP, INC.

7815 Woodmont Avenue

Bethesda, Maryland  20814

ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement

INTRODUCTION

This Proxy Statement is being sent to shareholders of Eagle Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 10:00 A.M. on Thursday, May 21, 2009, and at any adjournment or postponement of the meeting.  The purposes of the meeting are:

1.     electing ten (10) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.     voting on an amendment to the Company’s 2006 Stock Plan to increase the number of shares of common stock subject to the plan by 500,000;

3.     voting on an amendment to the Company’s 2006 Stock Plan to broaden the authority to enable the Company to make restricted stock grants in compliance with the American Recovery and Reinvestment Act of 2009;

4.     voting on a non-binding advisory resolution approving the compensation of our executive officers; and

5.     transacting any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The meeting will be held at:

The Bethesda Marriott Hotel

5151 Pooks Hill Road

Bethesda, Maryland

This proxy statement and proxy card are being sent to shareholders of the Company on or about April 10, 2009. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which includes our audited financial statements, also accompanies this proxy statement.

The cost of this proxy solicitation is being paid by the Company.  In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, EagleBank (the “Bank”), who will not receive any special compensation for their services.  The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.  The Company has not engaged a paid proxy solicitation firm to assist it in connection with the meeting, although it reserves the right to do so if deemed appropriate.

VOTING RIGHTS AND PROXIES

Voting Rights

Only shareholders of record at the close of business on March 27, 2009, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.  On that date, the Company had 12,745,118 shares of common stock, par value $0.01 per share (the “common stock”) outstanding, held by approximately 2,900 total shareholders, including approximately 1,083 shareholders of record. The common stock is the only class of the Company’s stock entitled to vote in the election of directors generally, of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders.  Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

Proxies

Properly executed proxies received by the Company in time to be voted at the meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors, FOR each of the amendments to the 2006 Stock Plan and FOR the non-binding advisory resolution approving our executive compensation. Management does not know of any matters that will be brought before the meeting, other than as described in this proxy statement.  If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that it does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

Please sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

•      by granting a later proxy with respect to the same shares;

•      by sending written notice to Jane E. Cornett, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

•      by voting in person at the meeting.

Attendance at the meeting will not, in itself, revoke a proxy.  If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting.  Please see the voting form provided by your bank or broker for additional information regarding the voting of your shares.

Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their bank or broker to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the submission deadline indicated by your bank or broker, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

Important Notice Regarding the Availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 21, 2009.  The proxy statement for the Annual Meeting is attached.  A copy of the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2008 is available online at http://materials.proxyvote.com/268948.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Securities Ownership of Directors, Nominees, Officers and Certain Beneficial Owners

The following table sets forth certain information concerning the number and percentage of whole shares of the Company’s common stock beneficially owned by its directors, executive officers whose compensation is disclosed in this proxy statement, and by its directors and all executive officers as a group, as of March 27, 2009. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.  Except as set forth below, the Company knows of no other person or persons who beneficially own in excess of five percent of the Company’s common stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

Name	Position	Number of Shares		Percentage(1)
Leonard L. Abel	Director of Company and Bank	329,278	(2)	2.58%

Leslie M. Alperstein, Ph.D.	Director of Company	71,783	(3)	0.56%

Dudley C. Dworken	Director of Company and Bank	239,521	(4)	1.88%

Harvey M. Goodman	Director of Company and Bank	111,105	(5)	0.87%

Neal R. Gross	Director of Company and Bank	733,685	(6)	5.77%

Philip N. Margolius	Director of Company and Bank	232,278	(7)	1.82%

Ronald D. Paul	Chairman, President and Chief Executive Officer of Company; Chairman and Chief Executive Officer of Bank	869,334	(8)	6.77%

Robert P. Pincus	Director of Company and Bank	75,075	(9)	0.59%

Norman R. Pozez	Director of Company and Bank	119,862	(10)	0.94%

Donald R. Rogers	Director of Company and Bank	54,846	(11)	0.43%

Leland M. Weinstein	Director of Company and Bank	119,601	(12)	0.94%

Martha Foulon-Tonat	Executive Vice President, Chief Lending Officer of Bank	94,696	(13)	0.74%

James H. Langmead	Executive Vice President, Chief Financial Officer of Company and Bank	14,380	(14)	0.11%

Thomas D. Murphy	Executive Vice President, President – Montgomery County Division of Bank	70,860	(15)	0.55%

Susan G. Riel	Executive Vice President, Chief Operating Officer of Bank	68,431	(16)	0.53%

All directors and executive officers of Company as a group (18 persons)		3,300,766	(17)	25.03%

(1)

Represents percentage of 12,745,118 shares issued and outstanding as of March 27, 2009, except with respect to individuals holding options exercisable within 60 days of that date, in which event, represents percentage of shares issued and outstanding plus the number of shares for which that person holds options exercisable within 60 days of March 27, 2009, and except with respect to all directors and executive officers of the Company as a group, in which case represents percentage of shares issued and outstanding plus the number of shares for which those persons hold such options. Certain shares beneficially owned by the Company’s directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm’s policies.

(2)	Includes options and warrants to purchase 11,154 shares of common stock, 222,242 shares of common stock held jointly and 14,638 shares held by his spouse.
(3)	Includes 59,116 shares of common stock held jointly and options to purchase 2,209 shares of common stock.
(4)

Includes options to purchase 2,382 shares of common stock, 67,692 shares held in a trust of which Mr. Dworken is beneficiary, 30,996 shares held jointly, 26,369 shares held by his spouse and 101,998 shares held in trusts for the benefit of members of his family.

(Footnotes continued on following page)

(Footnotes continued from prior page)

(5)	Includes options and warrants to purchase 7,040 shares of common stock, 73,275 shares held jointly with Mr. Goodman’s spouse and 14,338 shares held by or in trust for members of his family.
(6)

Includes options to purchase 2,427 shares of common stock, 54,928 shares held by his souse and 322,148 held by a family partnership. Mr. Gross’ business address is c/o Neal R. Gross & Co., Inc., 1323 Rhode Island Avenue, NW, Washington, D.C. 20005.

(7)

Includes options to purchase 5,303 shares of common stock, 180,253 shares in trust accounts for which Mr. Margolius has voting rights, 7,456 shares held by his spouse and 25,788 held in a profit sharing account for which Mr. Margolius is the beneficiary.

(8)

Includes options to purchase 91,986 shares of common stock and 290,142 shares held in trust for his children. Includes 82,257 shares held by a third party trustee in a trust for the benefit of family members of Mr. Paul, as to which he disclaims beneficial ownership. Mr. Paul’s business address is c/o Ronald D. Paul Companies, 4416 East West Highway, Bethesda, Maryland 20814.

(9)	Includes options to purchase 39,045 shares of common stock; 5,568 shares held by his spouse; and 2,141 shares held by his child.
(10)	Includes 18,187 shares held jointly and 8,566 shares held by relatives, over which Mr. Pozez has voting authority.
(11)	Includes options to purchase 3,125 shares of common stock, 20,783s hares held by his spouse and 22,308 shares held for the benefit of his children.
(12)	Includes 56,650 shares held jointly and options to purchase 21,037 shares of common stock.
(13)

Includes options to purchase 47,262 shares of common stock, and 3,082 shares held in trust for minor children. Also includes 28,042 shares held by Ms. Foulon-Tonat’s spouse, as to which she disclaims beneficial ownership.

(14)	Includes options to purchase 12,961 shares of common stock and 1,419 shares held jointly with Mr. Langmead’s spouse.
(15)	Includes options to purchase 58,514 shares of common stock and 836 shares held by his spouse for their minor child.
(16)	Includes options to purchase 47,630 shares of common stock and 20,801 shares held jointly with her spouse.
(17)	Includes options to purchase 441,941 shares of common stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors has nominated ten (10) persons for election as director at the meeting, for a one-year period until the 2010 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees for election as a director currently serves as a member of the Board of Directors.  Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below.  Each nominee has indicated a willingness to serve if elected.  However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies. The Board of Directors has determined that each director and nominee for election as director, other than Mr. Paul, is an “independent director” as that term is defined in Rule 4200(a)(15) of The NASDAQ Stock Market (“NASDAQ”).  In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, and the arrangements which are disclosed under “Certain Relationships and Related Transactions” in this proxy statement.

Vote Required and Board Recommendation.  Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as director, in the order of the number of votes received. The Board of Directors recommends that shareholders vote FOR each of the nominees to the Company’s Board of Directors.

Directors and Nominees for Election as Directors

Set forth below is certain information concerning the directors of the Company and the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years. Each of the nominees for election as a director of the Company, other than Mr. Alperstein, also currently serves as a director of the Bank.  Except as noted below, each nominee has served as a director of the Company since its organization.

Leonard L. Abel.  Mr. Abel, 82, served as the Chairman of the Board of Directors of the Company from the  organization of the Company until the 2008 Annual Meeting of Shareholders.  Until retiring in 1993, Mr. Abel was partner-in-charge of the certified public accounting firm of Kershenbaum, Abel, Kernus and Wychulis, Rockville, Maryland with which he served for forty-five years.  From October 1996, until resigning in September 1997, Mr. Abel was a member of the Board of Directors of F&M National Corporation (NYSE) and its wholly owned subsidiary, F&M Bank - Allegiance, Bethesda, Maryland, and prior to that time was Chairman of the Board of Allegiance Bank, N.A. (collectively with F&M Bank - Allegiance, “Allegiance”) and its holding company Allegiance Banc Corporation, from their organization until their acquisition by F&M National Corporation, which was subsequently acquired by BB&T Corporation (“F&M”).  Mr. Abel was also Chairman of the Board of Directors of Central National Bank of Maryland

from 1968 until its acquisition in 1986 by Citizens Bank of Maryland (now SunTrust Banks, Inc.).  Mr. Abel is not standing for reelection at the meeting.

Leslie M. Alperstein, Ph.D. Mr. Alperstein, 66, has been President of Washington Analysis Corp. and its predecessor firm, Washington Analysis LLC, a leading governmental policy investment research group in Washington, D.C., since its inception in 1973.  He has served as Executive Managing Director and Director of Research of HSBC Securities, Inc., Director of Economic and Investment Research for NatWest Securities, Prudential Securities, Shields Model Roland, Inc. and Legg Mason & Co. His professional memberships include the National Association of Business Economists, the National Economists Club, and the Washington Society of Investment Analysts. Mr. Alperstein was appointed to the Board of Directors in September 2003.

Dudley C. Dworken.  Mr. Dworken, 59, has served as a director of the Company since August 1999.  Mr. Dworken is a private investor and real estate developer. Mr. Dworken was the owner of Curtis Chevrolet, an automobile dealership in Washington, D.C.  Mr. Dworken was a Director of Allegiance from 1987 until October 1997, and a director of Allegiance Banc Corporation from 1988 until its acquisition by F&M.  Mr. Dworken is an active member of numerous community, business, charitable and educational institutions in the Washington, D.C./Montgomery County area.

Harvey M. Goodman.  Mr. Goodman, 53, has been with The Goodman, Gable, Gould Company, the Maryland based public insurance adjusting firm where he serves as President, since 1977.  He is a director and past president of the National Association of Public Insurance Adjusters, and is a director and principal of Adjusters International, a national public adjusting firm.  Mr. Goodman has served as a director of the Bank since its organization, and was appointed to the Board of Directors of the Company in January 2007.

Neal R. Gross.  Mr. Gross, 66, is founder, Chairman and Chief Executive Officer of Neal R. Gross & Co. which provides court reporting services to attorneys, the federal government, private organizations and individuals since 1977.  Mr. Gross previously served as a director of Century Bancshares, Inc., from 1995 until its acquisition by United Bankshares, Inc. in 2001.  Mr. Gross has been a director of the Company since October 2008, and a director of the Bank since 2001.

Philip N. Margolius.  Mr. Margolius, 69, a graduate of Dartmouth College and Yale Law School, is a partner in The Margolius Firm, a law firm in Washington, D.C., and until 2003 was a principal in the law firm of Margolius, Mallios and Rider, LLP.  He specializes in estate planning, probate, real estate, non-profit organizations. Mr. Margolius has been an adjunct professor at the Washington College of Law at American University and lectures to professional groups in the community on estate planning.  Washingtonian Magazine named him one of the area’s leading real estate attorneys.  Mr. Margolius has served on the Board of the Bank since June 2000 and was appointed to the Board of Directors of the Company in September 2003.

Ronald D. Paul.  Mr. Paul, 53, is President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  He has served as Chairman since May 2008, and prior to that time was Vice Chairman and Chief Executive Officer since the organization of the Company.  He also has served as Chairman of the Board of Directors of the Bank since the organization of the Bank.  Since June 2006, he has served as Chief Executive Officer of the Bank, and he served as Interim President of the Bank from November 3, 2003 until January 26, 2004.  Mr. Paul is President of Ronald D. Paul Companies and RDP Management, which are engaged in the business of real estate development and management activities. He is active in private investments, including as Chairman of Bethesda Investments, Inc., a private venture capital fund.  Mr. Paul was a director of Allegiance from 1990 until September 1997, and a director of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995.  Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and its Chairman from 2002 to 2003.

Robert P. Pincus.  Mr. Pincus, 62, serves as Vice Chairman of the Board of Directors of the Company and the Bank. Prior to joining the Company in August 2008 upon the acquisition of Fidelity & Trust Financial Corporation (“Fidelity”) and its wholly owned subsidiary, Fidelity & Trust Bank (“F&T Bank”), Mr. Pincus served as Chairman of F&T Bank from 2005.  He presently serves as Chairman of the Board of Blackstreet Capital Partners, L.P. and Chairman of Milestone Merchant Partners, LLC.  He was Chairman of the Board of BB&T, DC Metro Region and was

Regional President from 1998 to 2002.  From 1991 to 1998, Mr. Pincus was President and Chief Executive Officer of Franklin National Bank of Washington, D.C.  From 1986 to 1991, Mr. Pincus was the regional president of the DC metropolitan region of Sovran Bank.  From 1971 to 1986, Mr. Pincus was with DC National Bancorp, Inc., where he eventually rose to be President and Chief Executive Officer, prior to its merger with Sovran Bank.  Mr. Pincus is a Trustee of the University of Maryland Foundation, Inc. and is a member of the board of directors of Comstock Homebuilding Companies, Inc.

Norman R. Pozez. Mr. Pozez, 54, is the Chairman of Uniwest Group, LLC; Uniwest Construction, Inc.; and Uniwest Commercial Realty, Inc.  Mr. Pozez has been in the real estate development field for over twenty years. Previously, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia and is currently on the firm’s Board of Directors.  Mr. Pozez has also served as a Regional Director of Real Estate and Construction for Payless ShoeSource.  During his tenure at Payless and for some years thereafter, Mr. Pozez served on the Board of Directors of Bookstop, Inc. which sold to Barnes and Noble in 1989.  Mr. Pozez is a licensed Real Estate Broker in Washington, D.C., Maryland and Virginia.  Since 1979, Mr. Pozez has been an active member of the International Council of Shopping Centers and is a Board member of five not-for-profit organizations serving community needs in and around the Washington, D.C. metropolitan area.  Mr. Pozez served as Chairman of the Board of Fidelity from April 2004 until February 2005, and as a director of Fidelity from September 2007 until August 2008, when Fidelity was acquired by the Company and he became a director of the Company.

Donald R. Rogers.  Mr. Rogers, 64, has been engaged in the private practice of law since 1972 with the Rockville, Maryland based firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A., of which he is a partner.  Mr. Rogers was a member of the Board of Directors of Allegiance from 1987 until October 1997. Mr. Rogers has served as a director of the Bank since its organization, and was appointed to the Board of Directors of the Company in January 2007.

Leland M. Weinstein.  Mr. Weinstein, 47, has served as President of Syscom Services, Inc., a technology consulting and integration firm, since 1997. Previously, he spent thirteen years with Automated Digital Systems (ADS), an integrator of duplication and fax technologies, where he rose to president and owner of the company (he sold ADS to Alco Standard Corporation, which became Ikon Office Solutions). Mr. Weinstein has been appointed to advisory councils for Xerox, Intel/Dialogic, Sharp Electronics, Captaris/Rightfax, Murata Business Systems, Brooktrout Technologies, Panasonic Electronics and the technology council of the American Society of Association Executives (ASAE). He sits on the Board of Governors of the University of Maryland Alumni Association and is involved in numerous charities. Mr. Weinstein has served on the Board of the Bank since 1998 and as a director of the Company since May 2005.

Election of Directors of the Bank

If elected, the nominees for election as directors intend to vote for Mr. Dworken, Mr. Goodman, Mr. Gross, Mr. Margolius, Mr. Paul, Mr. Pincus, Mr. Pozez, Mr. Rogers, Mr. Weinstein and the following persons to serve as directors of the Bank, each of whom currently serves as a director of the Bank.

Arthur H. Blitz.  Mr. Blitz, 68, an attorney engaged in private practice since 1971, is a partner in the Bethesda, Maryland law firm of Paley, Rothman, Goldstein, Eig, Rosenberg & Cooper, Chartered.  Mr. Blitz was a director of Allegiance at various times from 1987 to October 1997.

Steven L. Fanaroff.  Mr. Fanaroff, 49, is Vice President - Chief Financial Officer of Magruder Holdings, Inc., a regional supermarket chain, with which he has served since 1981.  Mr. Fanaroff served on the Board of Directors of Allegiance from 1990 until October 1997.

Benson Klein.  Mr. Klein, 64, has been an attorney in Montgomery County since 1970, and a principal with Ward & Klein, Chartered, since 1978.  Mr. Klein is also engaged in real estate investment activities in Montgomery County.  He served as a director of F&M Bank - Allegiance from 1996 to 1997 and previously served as a director of Lincoln National Bank.  Mr. Klein is currently, and has been, a member of a variety of community, business and charitable institutions in the Washington, D.C./Montgomery County area.

Susan Lacz.  Ms. Lacz, 48, is a principal of Ridgewell Caterers.  Prior to joining the Board of Directors of the Bank upon the acquisition of Fidelity, Ms. Lacz served as a director of F&T Bank.

Bruce H. Lee. Mr. Lee, 44, is President of Development of Lee Development Group, a closely held family real estate business founded in 1920 and based in downtown Silver Spring. He is principal broker of record for Montgomery Land Company, LLC, which specializes in commercial sales, leasing, and property management and the general partner of Montgomery 1936 Land Company LLC and General Manager of Acorn Self Storage.  Mr. Lee was the charter president of the Greater Silver Spring Chamber in 1993.  Mr. Lee was an elected Council member and Chairman of the Township of Chevy Chase View.

Thomas Roberson. Mr. Roberson, 52, is a partner of Montouri & Roberson. Mr. Roberson specializes in investment real estate. Mr. Roberson was a former Director of Laszlo N. Tauber, M.D. & Associates, LLC and is a current director of the Laszlo N. Tauber Trust. He served on the Board of BB&T, DC Metro Region until January 2006, and was a director of F&T Bank until August 2008.  Mr. Roberson is a licensed General Real Property Appraiser, a Commercial Broker, and a tax advocate for assessment appeals.

Benjamin N. Soto.  Mr. Soto, 40, is a principal of Premium Title and Escrow, LLC, a Washington D.C. based law firm and title company he founded in 2000.  Prior to forming Premium, Mr. Soto was a partner in the firm of Garza, Regan, Rosenblatt, PC, where he practiced real estate and bankruptcy law.  He frequently lectures to members of the D.C. Bar, is a former chair of the Bankruptcy Section of the National Bar Association, and in 2007, was appointed by Mayor Adrian Fenty to serve on the D.C. Sports and Entertainment Commission.  He is also a member of the D.C. Land Title Association, Maryland Land Title Association, Better Business Bureau and the D.C. Chamber of Commerce.  Mr. Soto was appointed to the Bank’s Board of Directors in November 2006.

James A. Soltesz.  Mr. Soltesz, 54, has served as Chief Executive Officer of Loiederman Soltesz Associates, Inc., a land development engineering and consulting firm since 1997.  Mr. Soltesz was appointed to the Bank’s Board of Directors in September 2007.  Mr. Soltesz serves on the Board of Trustees of Georgetown Preparatory School, Mater Dei School, as a Life Director of the Maryland-National Capital Area Building Industry Association, and Catholic Charities Foundation.  His firm includes 280 people located in six offices throughout the metropolitan area of Washington, D.C.

Worthington H. Talcott, Jr.  Mr. Talcott, 56, an attorney engaged in private practice since 1979, has been a partner in Shulman, Rogers, Gandal, Pordy & Ecker, P.A. since 1998.  Mr. Talcott has been an active member of the Juvenile Diabetes Foundation, serving as a member of the Board of Directors for the Capital Chapter from 1992 to 1996, and as President of the Capital Chapter from 1994 to 1995.

Eric H. West.  Mr. West, 46, is a founding principal of West, Lane & Schlager/Oncor International, specializing in tenant representation and strategic real estate consulting in the Washington, D. C. metropolitan area. During his career, Mr. West has developed a specialty in not-for-profit organizations and corporations, leading to ongoing relationships with such diverse groups as The National Council on the Aging, The American Forest and Paper Association, The American Iron & Steel Institute, among many others.

Committees, Meetings and Procedures of the Board of Directors

Meetings.  The Board of Directors of the Company met sixteen (16) times during 2008.  All members of the Board of Directors of the Company attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2008 fiscal year or any portion thereof.

Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and evaluation of the Company’s internal controls and accounting procedures.  It also periodically reviews audit reports with the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com. The Audit Committee of the Company is currently comprised of Mr. Dworken, the Chairman, and Messrs. Abel, Alperstein,

Gross, Pincus, Pozez and Weinstein.  Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by NASDAQ for audit committee members in Rule 4350(d)(2)(A). During the 2008 fiscal year, the Audit Committee of the Company met nine (9) times.  The Board of Directors has determined that Mr. Alperstein is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors.  Non-audit services are only provided by the Company’s auditors to the extent permitted by law.  Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

Nominating Committee.  The Board of Directors has a standing nominating committee, consisting of four members of the Board of Directors who are “independent directors” within the meaning of NASDAQ Rule 4200(a)(15). The nominating committee is currently comprised of Mr. Weinstein, the Chairman, and Messrs. Margolius, Pincus and Pozez.  The nominating committee is responsible for the evaluation of nominees for election as director, the nomination of director candidates for election by the shareholders and evaluation of sitting directors. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company’s website at www.eaglebankcorp.com.

The Board has not developed a formal policy for the identification or evaluation of nominees.  In general, when the Board determines that expansion of the Board or replacement of a director is necessary or appropriate, the nominating committee will review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience. To date the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The nominating committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors.  Candidates recommended by shareholders will be evaluated based on the same criteria described above. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a shareholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing shareholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.  Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

Compensation Committee.  The Board of Directors of the Company has a Compensation Committee (the “Compensation Committee”), consisting of all of the members of the Board of Directors who are “independent directors” within the meaning of NASDAQ Rule 4200(a)(15). The Compensation Committee has the sole responsibility for determining executive compensation, including that of the named executive officers. The Compensation Committee makes determination with respect to salary levels, bonus compensation and equity compensation awards for executive officers. In exercising its role, the Compensation Committee may consider information or recommendations to the Compensation Committee provided by the Compensation Committee of the Bank (the “Bank Compensation Committee”), which determines compensation policy for nonexecutive employees.  The Bank Compensation Committee is currently comprised of Mr. Blitz, the Chairman, and Messrs. Abel, Dworken, Paul, Pincus, Rogers and Weinstein. Mr. Paul does not participate in, or remain present during, discussions of his compensation.  The Board of Directors has adopted a charter for the Compensation Committee.  A copy of the charter is available on the Company’s website at www.eaglebankcorp.com.  During the 2008 fiscal year, the Compensation Committee met eight (8) times.

In January 2008, the Compensation Committee authorized the retention of a compensation consultant every other year to assist the Company in evaluating executive compensation levels and the form of executive compensation. The Compensation Committee retained Amalfi Consulting, Inc. in connection with compensation levels for 2009. Previously, in 2005, the Bank Compensation Committee engaged Clark Consulting (“Clark”), an executive compensation and benefits consulting firm of national scope and reputation, to evaluate whether its compensation levels were reasonably competitive and to make specific compensation plan recommendations with respect to changes in executive compensation levels and development of an equity compensation strategy.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has served as an officer or employee of the Company or Bank at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors.  None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability or other unfavorable features, no member of the Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.

Shareholder Communications. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to Eagle Bancorp, Inc., 7815 Woodmont Avenue, Bethesda, Maryland 20814, Attention: Jane E. Cornett, Corporate Secretary. Your letter should indicate that you are a shareholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s directors in office at the time attended the 2008 annual meeting of shareholders.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1) reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K;

(2) discussed with Stegman & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3) has received the written disclosures and letter from Stegman & Company as required by the Public Company Accounting Oversight Board in Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with Stegman & Company, its independence and has received confirmation from Stegman & Company that they are independent of the Company in compliance with Public Company Accounting Oversight Board Rule 3520.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor’s independence.

Members of the Audit Committee

Dudley C. Dworken, Chairman	Robert P. Pincus
Leonard L. Abel	Norman R. Pozez
Leslie M. Alperstein	Leland M. Weinstein
Neal R. Gross

Director Compensation

The following table sets forth information regarding compensation paid to, or earned by, non-employee directors of the Company during the fiscal year ended December 31, 2008 for service as members of the Company and Bank Boards of Directors.  Members of the Board of Directors who are employees do not receive additional cash compensation for service on the Board of Directors.

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards(1)(2)	Compensation		Total
Leonard L. Abel	$75,000	$—	$—		$75,000
Leslie M. Alperstein, Ph.D.	$10,700	$2,386	$—		$13,086
Dudley C. Dworken	$29,800	$3,877	$—		$33,677
Harvey M. Goodman	$18,900	$3,877	$—		$22,777
Neal R. Gross	$10,400	$1,491	$—		$11,891
Philip N. Margolius	$22,400	$3,877	$—		$26,277
Robert P. Pincus	$73,332	$—	$5,000	(3)	$78,332
Norman R. Pozez	$3,300	$—	$—		$3,300
Donald R. Rogers	$16,500	$3,877	$—		$20,377
Leland M. Weinstein	$24,200	$3,877	$—		$28,077

(1)

Represents the amount of expense recognized in 2008 with respect to option awards for financial reporting purposes. The grant date fair value of the 2008 option awards for each director, other than Mr. Alperstein was $7,755, and was $4,772 for Mr. Alperstein. Please refer to note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2008 for a discussion of the assumptions used in calculating the grant date fair value.

(2)

At December 31, 2008, the non-employee directors had outstanding option awards, vested and unvested, to purchase shares of common stock as follows: Mr. Abel – 11,154 shares; Mr. Alperstein – 2,943 shares; Mr. Dworken – 3,575 shares; Mr. Goodman – 8,233 shares; Mr. Gross – 2,886 shares; Mr. Margolius – 6,496 shares; Mr. Pincus – 93,045 shares; Mr. Pozez – 0 shares; Mr. Rogers –4,318 shares and Mr. Weinstein – 22,230 shares.

(3)	Represents car allowance of $1,250 per month.

During 2008, each non-employee director of the Company and Bank, other than Mr. Abel and Mr. Pincus, received an annual retainer of $5,000 in cash ($7,500 if a member of both the Bank and Company Board of Directors), plus a cash fee of $300 for each meeting of the Board of Directors of the Company, the Board of Directors of the Bank or a committee of the Board of the Company or the Bank attended ($400 per meeting of a committee if serving as chair of the committee).  Additionally, in January 2008, each of Mr. Paul and the then serving non-employee members of the Company Board of Directors, other than Mr. Abel and Mr. Alperstein, was granted options to purchase 3,575 shares of common stock for service on the Company and Bank Boards, as adjusted for the 10% stock dividend paid in October 2008.  Mr. Alperstein, who serves only on the Company Board of Directors, was granted options to purchase 2,200 shares of common stock, as adjusted, and Mr. Abel declined the grant. Each other member of the Bank Board of Directors was granted options to purchase 1,375 shares of common stock, as adjusted.  All of such options have an exercise price of $11.87 per share, as adjusted, a five year term, and vest in three substantially equal installments, on the date of grant, and the first and second anniversaries of the date of grant. In 2008, an aggregate of $289,532 in cash retainers and meeting fees were paid to members of the Board of Directors of the Company for service on the Board of Directors of the Company and Bank, and $100,000 was paid to members of only the Board of Directors of the Bank for such service.

During 2009, non-employee directors, other than Mr. Abel and Mr. Pincus, are currently entitled to receive the same cash fees. Commencing in March 2009, non-employee directors serving as the chair of a committee will receive an additional annual retainer of $1,000 to $3,000 per committee for such service. However, the Board believes that Director fees appear to be modest based on published reports and statistical comparisons, and the review performed by the Company’s compensation consultant, Amalfi Consulting, Inc.

During 2008, Mr. Abel, who served as Chairman of the Board of Directors of the Company until the 2008 Annual Meeting of Shareholders, received an annual payment of $75,000 in lieu of regular director fees from the Company and the Bank, the same amount he received in 2007. Mr. Abel and the Company are parties to an agreement governing his service and compensation.  The term of Mr. Abel’s current agreement expires on December 31, 2011.  On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Abel has given notice of his intention not to renew the term. Under his agreement, Mr. Abel is entitled to receive an annual fee, currently $75,000, subject to periodic increase, in lieu of all other fees for service on the Boards of Directors or any committees of the Company and the Bank. In the event of termination of Mr. Abel’s service on the Board of Directors for any reason other than for cause (as defined), Mr. Abel (or his estate), is entitled to receive an amount equal to 2.99 times his then current annual fee, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank.  If Mr. Abel were entitled to receive the termination benefits as of December 31, 2008, he would receive approximately $224,250, unless the termination were in connection with a change in control, in which case he would receive approximately $138,636. Mr. Abel’s compensation is determined by the Company’s Board, exclusive of Mr. Abel’s participation, and is based on the best judgment of the members of the Board, taking into consideration his total value to the Company and the Bank and the various aspects of his contribution.

In connection with the acquisition of Fidelity, Mr. Pincus and the Bank entered into an agreement pursuant to which he is retained to serve as Vice Chairman of the Board of Directors of the Bank. Under that agreement, Mr. Pincus receives an annual payment of $220,000, subject to annual increase to reflect, at a minimum, the increase in the consumer price index, in lieu of all other fees for service on the Board of Directors. Mr. Pincus will also be eligible to receive incentive bonuses pursuant to Board approved plans, and to a car allowance of $1,250 per month. The agreement has a term extending until August 31, 2011. In the event of early termination of the agreement by the Bank without cause, or as a result of Mr. Pincus’ death or disability, Mr. Pincus (or his estate) would be entitled to receive continued payment of retainer compensation and car allowance for the remainder of the term, subject to his continued compliance with the confidentiality, noncompete and nonsolicitation provisions of the agreement. The agreement provides that during the term and for a period of eighteen months after termination, Mr. Pincus will not in any capacity (i) render any services to a bank or financial services business, including but not limited to any consumer savings, commercial banking, insurance or trust business, or a savings and loan or mortgage business, or other business in which the Bank has invested significant resources in anticipation of commencing, or to any person or entity that is attempting to form such a business if it operates any office, branch or other facility that is (or is proposed to be) located within a thirty-five mile radius of the location of any branch of the Company or Bank or their affiliates, or (ii) induce or attempt to induce any customers, suppliers, officers, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company or Bank or their affiliates, to discontinue, terminate or reduce the extent of their relationship with such entity or to solicit any such customer for any competitive product or service, or otherwise solicit any customer or employee of the Company, or the Bank.

Under the agreement, in the event that (i) Mr. Pincus is terminated without cause after a change in control, (ii) his title, duties or position are materially reduced within twelve months after a change in control, without his consent, such that he would not have materially comparable compensation benefits and responsibilities, and not have his primary worksite moved more than twenty five miles, and such change is not cured within thirty days of notice of termination, or (iii) he voluntary terminates the agreement within the thirty day period following twelve months after a change in control, Mr. Pincus would be entitled to receive a lump sum payment equal to 2.99 times his highest rate of base compensation in effect within the twelve months prior to termination, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a ‘‘parachute payment.’’  If Mr. Pincus were entitled to receive the termination benefits as of December 31, 2008, he would receive approximately $626,666, unless the termination were in connection with a change in control, in which case he would receive approximately $234,212.

The Company does not maintain any discretionary bonus or non-equity incentive plans or compensation programs, deferred compensation, defined contribution or defined benefit retirement plans, for non-employee directors, or in which such directors may participate.

Executive Officers Who Are Not Directors

Set forth below is certain information regarding persons who are executive officers of the Company or the Bank and who are not directors of the Company.  Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

Michael T. Flynn.  Mr. Flynn, 61, has served as Executive Vice President and Chief Operating Officer of the Company since June 2006, previously served as President - District of Columbia Division of the Bank, from June 2006 until August 2008, was President of the Bank from January 2004 until June 2006.  Mr. Flynn has over 37 years experience in the banking industry in the Washington, D.C. and Maryland region. Prior to joining EagleBank in January 2004, he was the Washington region executive for Mercantile Bankshares Corporation from April 2003. He previously was the Director of Strategic Planning for Allfirst Financial, Inc., and prior to that held several executive level positions for Bank of America and predecessor companies. He has been involved in community affairs throughout his career, particularly educational groups including the American Institute of Banking and the Corcoran College of Art & Design. He is a Director of the Workforce Investment Council of the District of Columbia and the Maryland Banking School.

Martha Foulon-Tonat.  Ms. Foulon-Tonat, 53, Executive Vice President and Chief Lending Officer of the Bank, served at Allegiance Bank from January 1990 to December 1997.  Her duties included being Senior Vice President and Chief Lending Officer.  Prior to her service at Allegiance Bank, Ms. Foulon-Tonat served at various commercial banks in the area. She has over 25 years experience in the commercial banking industry.

James H. Langmead.  Mr. Langmead, 59, Executive Vice President and Chief Financial Officer of the Company since January 2007, and Executive Vice President and Chief Financial Officer of the Bank since January 2005, previously served as Chief Financial Officer of Sandy Spring Bank and Sandy Spring Bancorp. Mr. Langmead, a CPA, served in various financial and senior management roles with Sandy Spring Bank from 1992 through 2004. Prior to that time, Mr. Langmead managed the finance group at the Bank of Baltimore.

Thomas D. Murphy.  Mr. Murphy, 61, has served as President - Montgomery County Division of the Bank since June 2006, and was previously Executive Vice President - Chief Operating Officer of the Bank. He served at Allegiance from September 1994, including as Executive Vice President and Chief Operating Officer from December 1995 until November 1997.  Prior to his service at Allegiance, he served in the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and he served as a Vice President of that organization until September 1994. Mr. Murphy has 34 years experience in the commercial banking industry. Active in community affairs, he is past president of the Bethesda-Chevy Chase Chamber of Commerce.

Susan G. Riel.  Ms. Riel, 59, Executive Vice President - Chief Operating Officer of the Bank, and formerly Chief Administrative Officer, previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution’s acquisition by First Union Bancorp in 1995.  Ms. Riel has over 29 years of experience in the commercial banking industry.

Barry C. Watkins.  Mr. Watkins, 40 has served as the President - District of Columbia and Northern Virginia Operations since joining the Bank in August 2008.  Prior to joining the Bank, he served as President and Chief Executive Officer of F&T Bank from April 2004. Prior to joining F&T Bank, Mr. Watkins was a Senior Vice President and City Executive for BB&T, D.C. Metro Region. Mr. Watkins was also previously with Franklin National Bank, which was acquired by BB&T in 1998.

Janice L. Williams.  Ms. Williams, 52, Executive Vice President and Chief Credit Officer of the Bank, has been employed with the Bank as Credit Officer, Senior Credit Officer, and Chief Credit Officer for the past 6 years.  Prior to employment with the Bank, Ms. Williams served with Capital Bank, Sequoia Bank, and American Security Bank.  Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

Compensation Disclosure and Analysis

In this Compensation Discussion and Analysis, we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned or paid in 2008 to Mr. Paul, the Chief Executive Officer of the Company, Mr. Langmead, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2008, referred to as our “named executive officers” or “named executives.”

Compensation Objectives.  The primary objectives of the Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to the achievement of measurable Company and individual performance objectives, thereby aligning the named executive’s incentive with maintaining and increasing shareholder value.  We attempt to achieve these objectives through “pay for performance” compensation policies and programs that put a significant portion of our named executives officers’ overall compensation at risk; potentially 30-45% of total compensation is in the form of cash bonuses and equity compensation awards to focus executives on both short and long term financial performance. We also recognize that ours is a highly competitive market for executive officers, and that we compete for personnel against local community banks and against national, regional and local institutions that operate in the entire metropolitan Washington D.C. area, and in surrounding markets.

Compensation Philosophy.  Our compensation philosophy is to reward our executives with total compensation at or above market commensurate with our performance.  In the past, and prior to the acquisition of Fidelity we viewed our executives as peers with similar levels of responsibility, and as a result we targeted the same base salary levels for this group of executives.  We differentiated the achievements of each executive officer’s performance in their cash bonus and equity compensation awards. We also, targeted the market 75th percentile for base salaries due to our competitive market.  Going forward, we will target base salaries at the market median.  Our incentive programs will be structured to pay cash incentives and equity awards at the market median for budgeted performance and at the 75th percentile or higher when performance expectations are exceeded.

The Role of Consultants.  In 2008, the Company’s Compensation Committee (in this Compensation Disclosure and Analysis, the “Committee”) worked with Amalfi Consulting LLC. (“Amalfi”), an independent executive compensation consulting firm specializing in the financial services industry.  The Committee engaged Amalfi consulting to assist with a competitive analysis of executive compensation in the fourth quarter of 2008.  Amalfi consultants report directly to the Committee.  The Committee considered competitive proposals from other firms before retaining Amalfi. Amalfi does not provide any other services to the Company.

The Role of Management.  Input from the Chief Executive Officer is considered by the Committee and the Bank Compensation Committee regarding the criteria to be used to determine base salary, bonuses and other benefits for named executive officers other than the Chief Executive Officer. Although input from the Chief Executive Officer is considered by the Committee, the Committee exercises final authority on compensation matters for all named executive officers.  The Chief Executive Officer is excused from committee meetings during discussion and deliberations regarding his own compensation.

Peer Groups & Benchmarking.  In the fourth quarter of 2008, Amalfi was engaged to evaluate whether the Company’s executive compensation levels were competitive and to make specific compensation plan recommendations with respect to changes in executive compensation programs.  Amalfi utilized 2008 proxy data for a peer group of 17 publicly traded banks, the selection of which was based upon similarities in asset size, markets and region.  As proxies filed in 2008 reflected compensation earned in 2007, the study used a 4% annual aging factor.  For 2008 our peer group increased in median asset size as compared to 2007 to reflect the Company’s increased size following the acquisition of Fidelity.

Peer Group.  The 2008 proxy peer group is listed below.  Financial data is the data that was available at the time of the study (December 2008) and reflects 3rd quarter 2008 financials.  As of September 30, 2008, the Company’s performance was strong compared to this peer group.

Company Name	City	State	Total Assets MRQ ($000)	Asset Growth 3 Yr (%)	ROAA MRQ (%)	ROAE MRQ (%)	Net Interest Margin MRQ (%)	Efficiency Ratio MRQ (%)	NPAs/ Assets MRQ (%)	Core EPS Growth MRQ (%)	Total Return 1 Year (%)
Sandy Spring Bancorp, Inc.	Olney	MD	3,195,117	31.8	0.68	6.68	4.0	54.6	2.08	-35.5	-33.7
TowneBank	Portsmouth	VA	3,015,506	72.7	0.90	8.37	3.6	68.9	0.09	-4.3	24.6
StellarOne Corporation	Charlottesville	VA	2,985,858	98.4	0.27	2.22	4.1	64.7	1.57	-72.0	-5.2
First Bancorp	Troy	NC	2,700,666	41.4	0.96	11.15	3.8	54.1	0.89	-7.5	-7.6
Virginia Commerce Bancorp, Inc.	Arlington	VA	2,661,688	105.4	0.40	6.03	3.4	47.9	2.92	-61.4	-64.4
Pennsylvania Commerce Bancorp, Inc.	Harrisburg	PA	2,125,279	54.9	0.67	12.03	4.2	73.0	0.57	85.7	-7.4
NewBridge Bancorp	Greensboro	NC	2,108,294	124.9	-0.31	-3.39	3.4	83.3	1.98	NM	-76.6
FNB United Corp.	Asheboro	NC	2,071,126	120.9	-0.33	-3.17	3.5	69.6	2.22	NM	-70.6
Cardinal Financial Corporation	McLean	VA	1,638,192	39.5	-1.09	-11.03	3.0	77.2	0.00	NM	-47.6
First United Corporation	Oakland	MD	1,629,546	19.9	0.46	8.09	3.7	56.2	1.83	-48.3	-18.1
Capital Bank Corporation	Raleigh	NC	1,594,402	72.0	0.51	4.83	3.2	73.5	0.47	-38.0	-52.8
First Mariner Bancorp	Baltimore	MD	1,276,336	-0.3	-0.71	-15.03	4.2	99.9	5.29	NM	-80.2
Shore Bancshares, Inc.	Easton	MD	1,037,026	21.0	1.20	9.86	4.1	63.5	0.72	-19.1	-8.6
Commonwealth Bankshares, Inc.	Norfolk	VA	1,019,742	125.4	-3.68	-31.33	4.0	42.0	2.83	NM	-55.6
Republic First Bancorp, Inc.	Philadelphia	PA	964,732	41.1	0.66	7.81	3.5	63.3	1.64	16.7	-3.3
Severn Bancorp, Inc.	Annapolis	MD	964,279	36.8	0.24	2.40	3.1	50.7	5.42	-75.0	-51.4
Hampton Roads Bankshares, Inc.	Norfolk	VA	917,825	63.4	0.79	6.32	3.8	65.9	0.30	-16.8	-22.7
Average			1,876,801	62.9	0.10	1.28	3.7	65.2	1.81	-23.0	-34.2
25th Percentile			1,037,026	36.8	-0.31	-3.17	3.4	73.0	2.22	-51.6	-55.6
50th Percentile			1,638,192	54.9	0.46	6.03	3.7	64.7	1.64	-27.3	-33.7
75th Percentile			2,661,688	98.4	0.68	8.09	4.0	54.6	0.57	-6.7	-7.6
Eagle Bancorp, Inc.	Bethesda	MD	1,457,545	125.3	0.82	10.02	4.1	62.7	1.43	NA	-42.3
Percent Rank			36%	99%	83%	88%	89%	63%	58%	NA	46%

Market Comparison.  The 2008 Amalfi executive compensation study found that the Company was paying below market median base salaries for the Chief Executive Officer and Chief Operating Officer of the Bank, while the rest of the named executive officers had base salaries near the 75th percentile, consistent with our compensation philosophy.  Cash compensation was also below the market median for the Chief Executive Officer and Chief Operating Officer of the Bank due to their below market base salaries.  Annual incentive opportunity levels were slightly below market for these same two executives.  The other named executives had market competitive annual incentive award opportunities and their cash compensation was generally between the market median and market 75th percentiles.  Equity grants for each of the named executives were market competitive.  Based on the Amalfi study and the current challenges facing the Company and community banking industry we are implementing the following changes to our compensation programs for 2009:

•                  Revise our compensation philosophy to target base salaries at the market median, although no base salary increases have been provided to named executive officers in 2009.

•                  Benchmark executive officers compensation against market based on their functional area and responsibility level, as opposed to paying executive officers the same salaries as has been our past practice.

•                  Revise the annual Senior Executive Incentive Plan to ensure target and maximum award opportunities are market competitive.

•                  Include Mr. Paul, the Chairman and Chief Executive Officer, in the Senior Executive Incentive Plan. In 2008 and previous years, his annual cash bonus was at the discretion of the Board.

•                  Refine the annual Senior Executive Incentive Plan to customize goals to better reflect individual position responsibilities.  In the past, named executives, with exception of Mr. Paul, had the same company-wide goals with different weightings.

Compensation Components.  The key components of our 2008 executive compensation program for all named executive officers other than Mr. Paul consisted of a base salary, performance-based compensation plans, including our Senior Executive Incentive Plan, a performance-based cash bonus plan, and the 2006 Stock Plan, a long-term equity based compensation plan, potential discretionary cash bonuses, and a 401(k) Plan. Base salary and bonus and incentive payments, or cash compensation, comprise the most substantial portions of total executive compensation. For Mr. Paul, whose formal responsibilities have increased in recent years, base salary is the principal form of compensation, along with awards of equity based compensation, which ties a significant portion of his compensation to increases in shareholder value as reflected in long term increases in the price of the common stock.

Base Salary.  The Board of Directors believes that base salary for named executive officers should be targeted at market competitive levels.  Base salaries are reviewed annually and adjusted from time to time, based on our review of market data and assessment of Company and individual executive performance.  In 2008, the following base salary increases were provided for the named executive officers.

Name	Title	2007 Base	2008 Base	Increase
Ronald D. Paul	Chairman and Chief Executive Officer	$350,000	$350,000	0.00%
Martha Foulon-Tonat	EVP – Chief Lending Officer	$231,525	$243,100	5.00%
James H. Langmead	EVP – Chief Financial Officer	$231,525	$243,100	5.00%
Thomas D. Murphy	President – Montgomery County Division	$231,525	$243,100	5.00%
Susan G. Riel	EVP – Chief Operating Officer of the Bank	$231,525	$243,100	5.00%

Going forward, we have changed our compensation philosophy and will target base salaries for named executives at the market median (50th percentile).  Based on the market review that was conducted by Amalfi in 2008, Mr. Paul and Ms. Riel have base salaries that are below the market median, however both have declined base salary increases for 2009. The rest of the named executives have base salaries that are at or above the market median, therefore they have not received base salary increases in 2009.

Senior Executive Incentive Plan.  The Senior Executive Incentive Plan was established to maintain the competitiveness of our total cash compensation for executives compared to peers.  In 2008, executive management, including all named executive officers other than Mr. Paul, participated in the Senior Executive Incentive Plan, the annual incentive bonus plan for senior executives.  Under the plan, an executive is eligible to earn a percentage of his or her base salary based on achievement of Company and individual performance objectives. During 2008, participating executives could earn up to 23% of the base salary in bonus, based upon Company wide and individual performance metrics, which can vary each year.  Performance weightings for 2008 are show below.

Weighting of Performance Criteria by NEO

Name	Bank-Wide Performance	Personal Performance
Martha Foulon-Tonat	70%	30%
James H. Langmead	70%	30%
Thomas D. Murphy	70%	30%
Susan G. Riel	70%	30%

In order for the executive to receive any portion of the potential aggregate bonus payout, the Company must first meet established income goals.  Then, component portions of the aggregate potential bonus may be earned, based upon the achievement of designated performance targets as summarized in the table below. The measures to which each named executive’s award is subject may vary depending on the officer’s area of responsibility.

Senior Executive Incentive Bonus Plan  Bank-Wide Goals

		2008
Goal	Target	Actual Results (1)
Non Interest Income to Total Income	12.07%	10.52%
Net Interest Margin	4.10%	4.26%
Efficiency Ratio	63.33%	62.21%
Total Loans/Loan Growth	$747,397,945	$762,418,312
Non Interest Expense Budget	$16,809,967	$16,738,753

(1)          The Board agreed to review the Company’s performance at the end of August 2008 prior to the acquisition of Fidelity.  2008 incentive awards were based on pre-merger financials.

The target level for net income and deposit growth are not disclosed in order to prevent competitive harm to the Company. Bonus target levels for all factors are based upon the Company’s budget goals, which are established by determining the expected financial position and results of operations of the Company at the end of the budget year, in light of the available resources of the Company, market conditions, anticipated interest rates, competitive factors and other anticipated economic and financial conditions, and adjusting the budgeted results of operation, deposit and loan totals and performance ratios to reflect improvement.  The Committee and Board of Directors considers these goals aggressive in regards to expected performance and industry standards, and they are generally in line with the Company’s five year historical growth rates.

No amounts are payable if the Company does not first achieve at least 80% of the Company’s consolidated net income goal.  Each component portion of the potential bonus is subject to payment only if the target is met or exceeded in total, with no provision for partial or graduated payments.  The actual bonus which an individual named executive officer may receive may therefore be equal to or below the indicated amount or percentage.  In addition, the Board of Directors reserves the right to grant a discretionary bonus in addition to the performance related bonus, or to award all or a portion of the aggregate potential bonus where the targets are not met, based upon extenuating factors.

In 2008, we achieved at least 80% of the net income target and achieved target performance in four of the six criteria, therefore amounts paid pursuant to the Senior Executive Incentive Bonus Plan for 2008 performance ranged from 11% to 19% of base salary for the named executives.  Based on the successful effectuation of the acquisition of Fidelity and the Bank’s performance, the Committee approved a discretionary bonus for Mr. Paul for 2008.  As noted previously, The Committee is moving away from a completely discretionary bonus for Mr. Paul.  Mr. Paul will participate in the Senior Executive Incentive Bonus Plan for 2009.

Name	Title	2008 Annual Incentive Plan Target Award	Actual Payout
Martha Foulon-Tonat	EVP – Chief Lending Officer	20%	17%
James H. Langmead	EVP – Chief Financial Officer	20%	19%
Thomas D. Murphy	President – Montgomery County Division	20%	14%
Susan G. Riel	EVP – Chief Operating Officer of the Bank	20%	19%

Equity Compensation.  We believe that our long-term interests are best advanced by aligning the interests of our executive officers with the interests of our shareholders. Accordingly, we may award stock options, stock appreciation rights (“SARS”) and restricted stock to our executive officers pursuant to our 2006 Stock Plan, which was adopted by our shareholders in 2006.

Prior to 2009, Mr. Paul has been granted only stock options in order to tie his potential compensation to increases in shareholder value as reflected in the stock price.  In 2009 he received an award of restricted stock, which also ties a portion of his potential compensation to increases in shareholder value.  The Company continues to grant annual stock option awards which are at the discretion of the Board and determined at the end of the year based on the Company’s performance. In 2008, all named executive officers received grants of stock options, with three-year installment vesting.  These are presented later in the Grants of Plan-Based Awards Table.

In addition to our annual grants of stock options or stock appreciation rights, we implemented a three-year performance plan in 2006 for all named executives other than Mr. Paul.  This plan provided for awards of restricted stock, the vesting of which was performance based and linked to the bank-wide goal of three year average net income. All named executives had the same earning potential, which ranged from 5% to 20% of their base salary depending on the our average net income as measured at the end of 2008.  This performance period expired on December 31, 2008. The restricted stock awards under this plan did not vest due to failure to hit the threshold three-year performance goal, set forth in the table below.

	2006-2008 Net Income Goals
	Minimum	Target	Maximum
2006	$7,558,400	$9,448,000	$10,392,800
2007	$9,070,400	$11,338,000	$12,471,800
2008	$10,884,800	$13,606,000	$14,966,600
3-year average	$9,171,200	$11,464,000	$12,610,400

	Award Potential as Percent of Base Salary
	5%	10%	20%

Additional Compensation for 2008.  In 2009 the Board approved a one time equity award in the form of Incentive Stock Options to named executives to reward them for their role in the acquisition of Fidelity , which took place in 2008. The options awarded were based on the overall performance of the individual executive and the role the individual executive played in the acquisition, the time devoted to the acquisition, and the day to day responsibilities the executive had during this period in addition to the acquisition.  The total economic value of these awards ranged from $10,000 to $100,000 based on each executive’s involvement and time commitment to merger related issues.  These awards have a five year ratable vesting schedule.

Timing and Pricing of Equity Awards.  Equity compensation awards for named executive officers and employees are generally approved in January or early February of each year, or in connection with revisions to annual compensation.  Awards may be made periodically for new hires during the year.  Awards are based on a number of criteria including the Bank’s performance, the relative rank of the executive within the Company and his or her specific contributions to the success of the Company.

The grant date is established when the Committee approves the grant and all key terms have been established. We set the exercise price for our stock options as the average stock price on the grant date. Our equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices.  Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation.

401(k) Plan.  Our 401(k) Plan allows all officers and employees of the Company working 1,000 hours or more in a calendar year to defer a portion of their compensation, and provides a match of up to 3% of their base salaries, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, all employees receive the same percentage match.  Effective February 2009, we have reduced our match to 1.25%.

Additional Employee Benefit Plans.  The Bank also provides additional benefit programs to all employees including health and dental insurance, life and long term and short term disability insurance.

Employee Stock Purchase Plan.  The Company also maintained the 2004 Employee Stock Purchase Plan (the “ESPP”).  No grants were made under the ESPP in 2007 or in 2008.  The ESPP expired in June 2008.

Employment and Severance Arrangements.  Each of our named executive officers has an employment agreement which contains provisions for payments upon a change in control of the Company, and provides for noncompetition and nonsolicitation provisions benefiting the Company under certain circumstances.  These agreements are described in detail under the caption “Employment Agreements.”  The Committee believes that the agreements provide continuity of executive management, employment security which is conducive to maximum employee effort and valuable protections for the Company and its executive officers.  All agreements were amended to conform to the executive compensation requirements of the Emergency Economic Stimulus Act of 2008 (“EESA”), discussed in greater detail below, and the Securities Purchase Agreement (“Purchase Agreement”) executed in connection with the Company’s issuance of preferred stock and warrants to the United States Department of the Treasury (the “Treasury”) pursuant to the TARP Capital Purchase Program (the “TARP” or “CPP”).

Inter-Relationship of Elements of Total Compensation.   The various elements of the compensation package are not interrelated. For example, if it does not appear as though the target bonus will be achieved, the size of equity compensation awards will not be affected. While the potential size of an element of compensation may be expressed as a percentage of base or total compensation, there is no significant interplay of the various elements of total compensation between each other. If awards that are granted in one year become less valuable, or less likely of vesting, the amount of the bonus or base compensation to be paid the executive officer for the next year is not impacted. Similarly, if equity awards become extremely valuable, the amount of base compensation or bonus to be awarded for the next year is not affected. While the Board has discretion to make exceptions to any base compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Equity Ownership Guidelines.  We have no equity or security ownership requirements or guidelines for executive officers, however, all of the executive officers own common stock, and options to purchase common stock, SARs payable in common stock or performance based awards of restricted stock pursuant to our equity compensation plans.

Emergency Economic Stabilization Act of 2008.  As noted above, the Company sold shares of a series of its preferred stock and common stock purchase warrants to the Treasury under the CPP established  under EESA. As a result of this transaction, the Company became subject to certain executive compensation requirements under the CPP, the EESA, and Treasury regulations. Those requirements apply the Company’s named executive officers of the Company, as they be determined from time to time (collectively, the “SEOs”). Those requirements are:

•                  A prohibition on providing incentive compensation arrangements that encourage SEOs to take unnecessary and excessive risks.

•                  The compensation committee must review SEO incentive compensation arrangements with the senior risk officers to ensure that SEOs are not encouraged to take such risks and must meet annually with the senior risk officers to discuss and review the relationship between risk management policies and practices and the SEO incentive compensation arrangements.

•                  Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate.

•                  Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service.

•                  Limits on the Company’s tax deduction for compensation paid to any SEO to $500,000 annually.

American Reinvestment and Recovery Act of 2009.  On February 17, 2009, the President of the United States signed into law the American Reinvestment and Recovery Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for participants in the CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA.

Key features of the ARRA are:

•                  A prohibition of the payment of any “bonus, retention award, or incentive compensation” to the five most highly compensated employees of the Company (whether or not SEOs) for as long as any CPP related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009.

•                  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all obligations under financial assistance provided under the TARP is outstanding (excluding any period in which the federal government only holds warrants to purchase common stock, referred to as “while assistance is outstanding”), and any other conditions which the Treasury may specify have been met.

•                  A prohibition on any payment to any SEO or any of the next five most highly-compensated employees upon termination of employment for any reason for while assistance is outstanding.

•                  Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next twenty most highly compensated employees in addition to the SEOs.

•                  Limits on compensation that exclude incentives for SEOs to take “unnecessary and excessive risks that threaten the value” of the Company while assistance is outstanding.

•                  Prohibition on compensation plans that “encourage” earnings manipulation in order to enhance any employee’s compensation.

•                  A requirement that the Chief Executive Officer and Chief Financial Officer provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the Securities and Exchange Commission (the “SEC”).

•                  Implementation of a company-wide policy regarding excessive or luxury expenditures.

•                  Review by Treasury of bonuses, retention awards, and other compensation paid to the SEOs and the next twenty most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted, and that Treasury “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the CPP or otherwise in conflict with the public interest.

The ARRA requires both the Treasury and the SEC to issue rules to implement these new executive compensation restrictions, and as such the requirements remain subject to clarification, revision or expansion.  After the Treasury and the SEC publish these rules, the Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program. While the Committee believes that it does not have any compensation policies which are inconsistent with EESA or the ARRA, it expects that the Company will seek changes to its compensation policies and agreements in order to meet the requirements of these statutes and regulations while assistance is outstanding.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Disclosure and Analysis with management. Based on our review and discussion with management we have recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement and incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2008.

The Committee certifies that it has reviewed with the Company’s senior risk officers the incentive compensation arrangements for named executive officers and has made reasonable efforts to ensure that such arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the financial institution.

Members of the Company’s Compensation Committee

Leonard L. Abel	Robert P. Pincus
Leslie M. Alperstein, Ph.D.	Norman R. Pozez
Dudley C. Dworken	Donald R. Rogers
Harvey M. Goodman	Leland M. Weinstein
Philip N. Margolius, Chairman

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following table sets forth a comprehensive overview of the compensation for Mr. Paul, the President of the Company, Mr. Langmead, the Chief Financial Officer of the Company, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non Equity Incentive Plan Compensation	All Other Compensation		Total

Ronald D. Paul, President and Chief	2008	$350,000	$74,115	$—	$65,273	$—	$—		$489,388
Executive Officer of the Company; Chief	2007	$350,000	$—	$—	$74,228	$—	$—		$424,228
Executive Officer of the Bank	2006	$197,827	$—	$—	$24,308	$—	$—		$222,235

James H. Langmead, Executive Vice	2008	$243,100	$—	$(7,595)	$14,870	$44,118	$20,465	(3)	$314,758
President, Chief Financial Officer of the	2007	$231,525	$20,000	$6,829	$6,029	$—	$19,697	(4)	$284,080
Company and Bank	2006	$207,595	$14,327	$7,871	$5,211	$—	$5,691	(5)	$240,695

Martha Foulon-Tonat, Executive Vice	2008	$243,100	$—	$(9,311)	$14,461	$39,334	$16,898	(6)	$304,482
President – Chief Lending Officer of the	2007	$231,525	$12,500	$7,090	$6,429	$—	$16,653	(7)	$274,197
Bank	2006	$207,595	$12,500	$9,123	$5,511	$—	$14,726	(8)	$249,455

Thomas D. Murphy, Executive Vice	2008	$243,100	$—	$(9,311)	$13,627	$33,597	$21,447	(9)	$303,294
President of the Company; President -	2007	$231,525	$12,500	$7,090	$6,429	$—	$21,479	(10)	$279,023
Montgomery County Division of the	2006	$220,500	$12,500	$9,123	$6,075	$—	$19,922	(11)	$268,120
Bank

Susan G. Riel, Executive Vice President	2008	$243,100	$—	$(9,311)	$15,295	$46,423	$20,350	(12)	$315,857
– Chief Operating Officer of the Bank	2007	$231,525	$27,500	$7,090	$6,429	$—	$20,367	(13)	$292,911
	2006	$207,595	$27,500	$9,123	$5,511	$—	$18,430	(14)	$268,159

(1)

Reflects amounts earned pursuant to the discretionary awards under Company’s Senior Executive Incentive Plan, except for Mr. Paul. Amounts shown are earned and accrue in the year indicated and are paid in the following year, except with respect to Mr. Langmead’s 2006 payment, which was earned and paid 2006.

(2)

Represents the amount of expense recognized in year indicated with respect to awards of performance based restricted stock (in the case of Stock Awards) and options and SARs (in the case of Option Awards) for financial reporting purposes. Please refer to note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2008 for a discussion of the assumptions used in calculating the grant date fair value.

(3)	Includes $9,000 car allowance, $4,172 insurance premium and $7,293 401(k) matching contribution.

(4)	Includes $9,000 car allowance, $3,799 insurance premium and $6,898 401(k) matching contribution.
(5)	Represents 401(k) matching contribution.
(6)	Includes $9,000 car allowance, $970 insurance premium and $6,928 401(k) matching contribution.
(7)	Includes $9,000 car allowance, $909 insurance premium and $6,744 401(k) matching contribution.
(8)	Includes $7,800 car allowance, $728 insurance premium and $6,198 401(k) matching contribution.
(9)	Includes $9,000 car allowance, $5,534 insurance premium and $6,913 401(k) matching contribution.
(10)	Includes $9,000 car allowance, $5,534 insurance premium and $6,945 401(k) matching contribution.
(11)	Includes $7,800 car allowance, $5,534 insurance premium and $6,588 401(k) matching contribution.
(12)	Includes $9,000 car allowance, $4,422 insurance premium and $6,928 401(k) matching contribution.
(13)	Includes $9,000 car allowance, $4,422 insurance premium and $6,945 401(k) matching contribution.
(14)	Includes $7,800 car allowance, $4,432 insurance premium and $6,208 401(k) matching contribution.

The Company does not maintain (i) any defined benefit retirement plans, or (ii) any nonqualified deferred compensation programs or arrangements.

Employment Agreements. The Company and Mr. Paul are parties to an employment agreement governing his service and compensation as President of the Company. The current term of Mr. Paul’s employment agreement expires on December 31, 2011. On each December 31, the term of the agreement automatically extends for one additional year, unless Mr. Paul has given notice of his intention not to renew the term.  Under his agreement, Mr. Paul is entitled to receive a current annual base salary of $350,000, subject to periodic increase.  Mr. Paul was granted incentive options to purchase 27,500 shares of common stock, and nonincentive options to purchase 3,525 shares of common stock in his capacity as a director, in January 2008, in each case as adjusted. Mr. Paul may receive additional grants of options and may also receive a bonus in the discretion of the Board of Directors. The compensation under Mr. Paul’s employment agreement is in lieu of all other cash fees for service on the Boards of Directors or any committees of the Company and the Bank.  In the event of termination of Mr. Paul’s employment for any reason other than for cause (as defined), Mr. Paul (or his estate), is entitled to receive an amount in cash equal to 2.99 times his then current base salary, subject to certain limitations in the event that his termination occurs in connection with a change in control (as defined) of the Company or the Bank, and subject, during any period when the Company has any securities issued under the TARP CPP held by the Treasury or another agency of the Federal government, to regulations prohibiting “golden parachutes” under ARRA.  In addition, all of Mr. Paul’s options will immediately vest upon any termination, subject to the effect of any regulations under ARRA.

If Mr. Paul were entitled to receive the termination benefits as of December 31, 2008, he would receive approximately $1,050,000, or approximately $518,960 if the termination were in connection with a change in control. Additionally, in the event of any termination, all of the unvested options held by Mr. Paul will accelerate and become immediately exercisable.  At December 31, 2008, none of Mr. Paul’s unvested options were in the money.

Each of the four other named executive officers has an employment agreement with the Bank. Each of the agreements expires August 31, 2011. The table below sets forth the current base salary, amount of Bank paid life insurance (at standard rates), and annual car allowance to which the named executive officers are entitled.  Each of these officers is also entitled to participation in all other health, welfare, benefit, stock, option and bonus plans, if any, generally available to all officers and employees of the Bank or the Company.  Under each agreement if the officer’s employment is terminated without cause for reasons other than death, disability or in connection with a change of control (as defined), he/she would be entitled to receive continued payment of base salary through the end of the term of his/her agreement, subject to his/her compliance with the noncompete and nondisturbance provisions of the agreement. These provisions, and the change in control payment provisions discussed below, are potentially subject to limitation or elimination in accordance with the golden parachute prohibitions under ARRA during any period while the Treasury holds preferred stock issued by the Company or common stock acquired upon exercise of warrants. The Company will review and expects that it will modify named executive employment agreements accordingly following issuance of implementing regulations. Each agreement (i) limits the executive’s severance compensation in connection with an involuntary termination or in connection with any bankruptcy, liquidation or receivership of the Company to the amount permitted under Section 280G of the Code, and (ii) provides for the recovery by the Company of payments based on financial statements or other criteria that are later proven to be materially inaccurate. Each of these requirements applies during the period that the Treasury owns any securities acquired under the Purchase Agreement.

The noncompete and nondisturbance provisions of the agreements (the “Noncompete Provisions”) provide that (i) for 180 days after termination, or until the end of the original term of the agreement, whichever is earlier, the officer will not in any capacity render any services to a bank or savings and loan or a holding company of a bank or savings and loan  or to any person or entity that is attempting to form a bank, with respect to any office, branch or other facility that is (or is proposed to be) located within a thirty-five (35) mile radius of the location of the Company’s headquarters, and (ii) for twelve (12) months after the last date of employment, the officer will not, directly or indirectly, induce or attempt to induce any customers, suppliers, officers, employees, contractors, consultants, agents or representatives of, or any other person that has a business relationship with, the Company or any of its parent, subsidiaries and affiliates to discontinue, terminate or reduce the extent of their relationship with the Company and/or any such parent, subsidiary or affiliate or to take any action that would disrupt or otherwise be disadvantageous to any such relationship, or otherwise solicit any customer or employee of the Company.  The amount to which each of the named executive officers would be entitled to if he/she were terminated, other than for cause or in connection with a change in control, as of December 31, 2008 is set forth in the fifth column of the table below.

In the event of termination of the other named executive officer’s respective employment, or reduction in his/her compensation or position or responsibilities within 120 days before or after a change in control, or the voluntary termination of employment within the 30 day period following 120 days after a change in control, each of the other named executive officers would be entitled to receive a lump sum payment equal to 2.99 times his/her base salary, subject to adjustment to avoid adverse tax consequences resulting from characterization of such payment for tax purposes as a “parachute payment,” and all unvested stock options, SARs and restricted stock awards would immediately vest and become exercisable. The amount of the cash payment which each of the other named executive officers would be entitled to receive if the change in control termination benefits were paid as of December 31, 2008 is set forth in column 6 of the table below, the value of the accelerated equity awards is set forth in column 7 of the table below, and the sum of these two amounts is set forth in column 8.

Column Number 1	2	3	4	5	6	7	8
Name and Title	Base Salary	Car Allowance	Bank Paid Life Insurance (at standard rates)(1)	Payment Following Termination Without Cause(2)	Cash Payment Upon Termination in Connection with a Change in Control(2)	Value of Equity Awards Accelerated Upon a Change in Control(3)	Sum of Amounts Payable Upon a Change in Control (Sum of Columns 6 and 7)
Martha Foulon-Tonat, Executive Vice President – Chief Lending Officer of the Bank	$243,101	$9,000	$750,000	$648,267	$597,077	$31,838	$628,915

James H. Langmead, Executive Vice President, Chief Financial Officer of the Company and Bank	$243,101	$9,000	$750,000	$648,267	$685,335	$29,871	$715,203

Thomas D. Murphy, Executive Vice President of the Company; President - Montgomery County Division of the Bank	$243,101	$9,000	$750,000	$648,267	$668,722	$31,838	$700,560

Susan G. Riel, Executive Vice President – Chief Operating Officer of the Bank	$243,101	$9,000	$750,000	$648,267	$617,951	$31,838	$649,789

(1)	The cost of this benefit is reflected under “All Other Compensation” in the Summary Compensation Table, and the amount paid in respect of each officer is reflected in the footnotes to that table.
(2)	Subject to limitation or elimination under ARRA.
(3)

Reflects the excess of the last trade price for the Company’s common stock on December 31, 2008 over the exercise or strike price of unvested options and SARs, plus the last trade price of unvested shares of restricted stock (assuming vesting of the maximum number of shares subject to the award). Out of the money options and SARs have been excluded from the calculation.

Grants of Plan-Based Awards

The following table presents information regarding awards made during 2008 to named executive officers under the Company’s 2006 Stock Plan and Senior Executive Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(1)		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Ronald D. Paul	1/16/2008	—	—	31,075	(2)	$11.87	$130,542
James H. Langmead	1/16/2008	$55,913	—	5,500		$11.87	$16,682
Martha Foulon-Tonat	1/16/2008	$55,913	—	4,950		$11.87	$15,013
Thomas D. Murphy	1/16/2008	$55,913	—	4,400		$11.87	$13,345
Susan G. Riel	1/16/2008	$55,913	—	5,500		$11.87	$16,682

(1)	As adjusted for the 10% stock dividend paid on October 1, 2008.
(2)	Includes options to acquire 3,575 shares of common stock granted in Mr. Paul’s capacity as a director of the Company and Bank.

Under the 2006 Stock Plan, the Company can make awards of stock options, stock appreciation rights (“SARs”) and restricted stock to employees of the Company and Bank, including all of the named executive officers. While Mr. Paul is eligible for grants of SARs and restricted stock under the 2006 Stock Plan, through 2008, he has received awards of stock options only, as a result of negotiations between Mr. Paul and the Compensation Committee, and the determination by the Compensation Committee that the equity portion of his compensation should be linked to the increase in the market price of the Company’s common stock, which best reflects the creation of shareholder value, and not narrower performance goals which while essential to long term shareholder value, may not be rewarded in the market price of the common stock.

The payouts under non-equity incentive plan awards reflected in the table represent the maximum amount of formula payment which the named executive officer could have earned with respect to 2008 performance under the Senior Executive Incentive Plan if each of the performance targets established by the Board of Directors in its capacity as compensation committee were achieved.  The aggregate amount which could be earned represented, in 2008, 23% of salary. A portion of the aggregate amount is subject to the achievement of designated Company or divisional performance targets.  Each such portion is subject to payment only if the target is met or exceeded in total, with no provision for partial or graduated payments.  The targets were established with the expectation that the goals were stretch goals, representing performance standards in excess of expected results. Through 2008, Mr. Paul did not participate in the Senior Executive Incentive Plan.  The amounts paid pursuant to the Senior Executive Incentive Plan in respect of 2008 are reflected in the Summary Compensation Table above, and represented from 11% to 19% of base salary for the named officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award by award basis, information concerning all awards of stock options, SARs and restricted stock held by named executive officers at December 31, 2008.  All options and SAR’s were granted with an exercise or base price of 100% of market value as determined in accordance with the applicable plan. The number of shares subject to each award and the exercise or base price have been adjusted to reflect all stock dividends, and stock splits effected after the date of such award, but have not otherwise been modified.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Ronald D. Paul	2,032	(2)	—		$3.0740	3/30/2010
	2,032	(2)	—		$3.0740	6/29/2010
	2,032	(2)	—		$2.9780	9/29/2010
	2,032	(2)	—		$3.2200	12/30/2010
	1,912	(2)	—		$3.2660	3/30/2011
	1,055	(2)	—		$5.9170	6/29/2011
	1,009	(2)	—		$6.1860	9/29/2011
	1,145	(2)	—		$5.4600	12/30/2011
	619	(2)	—		$6.4550	1/30/2012
	619	(2)	—		$7.0740	2/27/2012
	620	(2)	—		$8.4720	3/30/2012
	619	(2)	—		$8.2030	4/29/2012
	619	(2)	—		$8.3380	5/30/2012
	619	(2)	—		$7.8270	6/29/2012
	619	(2)	—		$6.0520	7/30/2012
	619	(2)	—		$6.7560	8/30/2012
	620	(2)	—		$6.4550	9/29/2012
	619	(2)	—		$6.6430	10/30/2012
	619	(2)	—		$6.7560	11/29/2012
	620	(2)	—		$7.3480	12/30/2012
	1,191	(3)	2,384	(3)	$11.8680	1/15/2013
	619	(2)	—		$7.5310	1/30/2013
	619	(2)	—		$7.9720	2/27/2013
	620	(2)	—		$7.3960	3/30/2013
	619	(2)	—		$7.3800	4/29/2013
	619	(2)	—		$7.3960	5/31/2013
	620	(2)	—		$8.0690	6/29/2013
	619	(2)	—		$7.3590	7/30/2013
	619	(2)	—		$7.7460	8/30/2013
	620	(2)	—		$8.1760	9/29/2013
	619	(2)	—		$9.3380	10/30/2013
	619	(2)	—		$9.2520	11/29/2013
	4,206		—		$9.5050	12/30/2013
	620	(2)	—		$9.5050	12/30/2013
	44,616	(4)	—		$9.5050	12/30/2013
	6,811	(5)	26,189	(5)	$17.0140	10/17/2016
	—		27,500	(6)	$11.8680	1/15/2018

Martha Foulon-Tonat	—		2,492	(7)	$17.6910	1/31/2009
	—		4,468	(8)	$15.2050	2/28/2010
	6,506	(8)	—		$3.1700	7/6/2010
	9,109	(9)	—		$5.5710	5/15/2011
	4,647	(9)	—		$5.4060	12/4/2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Martha Foulon-Tonat	5,112	(9)	—		$7.4450	5/18/2013
	9,295	(9)	—		$9.9350	1/11/2014
	9,295	(9)	—		$10.8980	1/13/2015
	1,649	(10)	3,301	(10)	$11.8680	1/15/2018
							623	(11)	$3,582
							761	(12)	$4,376

James H. Langmead	9,295	(8)	—		$11.0650	1/03/2015
	—		1,972	(7)	$17.6910	1/31/2009
	—		4,468	(8)	$15.2050	2/28/2010
	1,833	(10)	3,667	(10)	$11.8680	1/15/2018
							537	(11)	$3,582
							761	(12)	$4,376

Thomas D. Murphy	9,759	(9)	—		$3.0740	12/14/2009
	—		2,286(7)		$17.6910	1/31/2009
	—		4,468(8)		$15.2050	2/28/2010
	15,615	(9)	—		$5.5710	5/15/2011
	6,506	(9)	—		$5.4060	12/1/2011
	8,450	(9)	—		$11.0882	1/10/2013
	5,112	(8)	—		$7.4450	5/18/2013
	9,295	(8)	—		$9.4140	1/3/2014
	9,295	(8)	—		$10.8980	1/13/2015
	1,466	(10)	2,934	(10)	$11.8680	1/15/2018
							623	(11)	$3,832
							761	(12)	$4,376

Susan G. Riel	—		2,286(7)		$17.6910	1/31/2009
	—		4,468(8)		$15.2050	2/28/2010
	6,506	(9)	—		$3.1700	7/6/2010
	9,109	(9)	—		$5.5710	5/15/2011
	4,647	(9)	—		$5.4060	12/4/2011
	5,112	(9)	—		$7.4450	5/18/2013
	9,295	(9)	—		$9.9350	1/11/2014
	9,295	(9)	—		$10.8980	1/13/2015
	1,833	(10)	3,667	(10)	$11.8680	1/15/2018
							623	(11)	$3,832
							761	(12)	$4,376

(1)	Based on the $5.75 closing price of the common stock on December 31, 2008.
(2)	Vested immediately upon grant.
(3)	Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as a director. The grant vests in three annual installments commencing on the date of grant.

(4)

Represents grant of stock options pursuant to Company’s 1998 Stock Option Plan. Vest in installments, commencing with an installment of 5,450 shares immediately upon grant, three annual installments of 10,518 shares on January 15, 2004 through 2006 and a final installment of 8,848 shares on January 15, 2007.

(5)

Represents grant of stock options pursuant to Company’s 2006 Stock Plan. Vests in installments, commencing with an installment of 933 shares on January 1, 2007, five annual installments of 5,877 shares on January 1, 2008 through 2012 and a final installment of 2,679 shares on January 1, 2013.

(6)

Represents grants of stock options pursuant to Company’s 2006 Stock Plan in Mr. Paul’s capacity as an officer. The grant vest installments, commencing with an installment of 4,421 shares on January 1, 2016 and three annual installments of 15,772 shares on January 1, 2017 through 2019.

(7)

Represents grant of SARs pursuant to the Company’s 2006 Stock Plan. Such grant vests in its entirety on January 1, 2009 if the grantee is continuously employed by the Company through such date. These awards expired without the issuance of any shares.

(8)	Represents grant of SARs pursuant to the Company’s 2006 Stock Plan. Such grant vests in its entirety on February 1, 2010 if the grantee is continuously employed by the Company through such date.
(9)

Represents grant of stock options pursuant to the Company’s 1998 Stock Option Plan. All options have a term of 10 years from the date of grant. Except as otherwise indicated, such awards vested in two equal installments, the first on the date of grant and the second on the first anniversary thereof.

(10)	Represents grants of stock options pursuant to the Company’s 2006 Stock Plan. Vests in five substantially equal annual installments, commencing on the first anniversary of the date of grant.
(11)

Represents threshold level grant of performance based restricted stock pursuant to the Company’s 2006 Stock Plan. Vests, subject to satisfaction of designated performance conditions, on January 31, 2009. These awards expired without vesting.

(12)

Represents threshold level grant of performance based restricted stock pursuant to the Company’s 2006 Stock Plan. Vests, subject to satisfaction of designated performance conditions, on February 28, 2010.

Options Exercised and Stock Vested

The following table sets forth information regarding options exercised by the named executive officers during 2008, and the aggregate amount realized upon such exercises, based on the difference between the closing market value on the exercise date and the exercise or base price.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ronald D. Paul	—		—	—	—
Martha Foulon-Tonat	9,759	(1)	$86,665	—	—
James H. Langmead	—		—	—	—
Thomas D. Murphy	—		—	—	—
Susan G. Riel	9,759	(1)	$77,349	—	—

(1)           Adjusted to reflect the 10% stock dividend paid on October 1, 2008.

Employee Benefit Plans. The Bank provides a benefit program which includes health and dental insurance, life and long term and short term disability insurance and a 401(k) plan under which the Company makes matching contributions up to 3% of an employee’s salary, for all officers and employees working 1,000 hours or more in a calendar year.

Equity Compensation Plans. The Company maintains two equity compensation plans, the 1998 Stock Option Plan (the “1998 Plan”), adopted by shareholders at the 1999 annual meeting, and the 2006 Stock Plan (the “2006 Stock Plan”), adopted by the shareholders at the 2006 annual meeting.  The purpose of each plan is to attract, retain, and motivate key officers, employee and directors of the Company and the Bank by providing them with a stake in the success of the Company as measured by the value of its shares.  In connection with the acquisition of Fidelity, the Company assumed Fidelity’s option plans.  Options to purchase an aggregate of 215,585 shares of common stock (as adjusted) were assumed in connection with the acquisition. No further options can be granted under Fidelity’s plans.

Under the 1998 Plan, 1,634,107 shares of common stock (as adjusted for the 25% stock split in the form of a dividend paid on March 31, 2000, the 40% stock split in the form of a dividend paid on June 15, 2001, the 30% stock splits in the form of stock dividends paid on February 28, 2005 and July 5, 2006 and the 10% stock dividend on October 1, 2008), were available for issuance upon the exercise of incentive stock options (“ISOs”) or non-incentive stock options (“Non-ISOs”) granted to key employees, and warrants (“Warrants”) and other Non-ISOs granted to directors.

No further options may be granted under the 1998 Plan, which was terminated upon approval by shareholders of the 2006 Stock Plan.

Under the 2006 Stock Plan, an aggregate of 715,000 shares of common stock (as adjusted) are available for issuance upon the exercise of incentive stock options, nonincentive stock options and SARs, and the award of shares of restricted stock to such employees as the Committee may designate, and may grant Non-ISOs to directors and advisory board members of the Company, the Bank, and their affiliates. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which options, SARs and restricted stock may be awarded under the 2006 Stock Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the 2006 Stock Plan will be adjusted.  At the meeting, shareholders are being asked to approve an amendment to the 2006 Stock Plan increasing the number of shares subject to the plan by 500,000.

The 2006 Stock Plan is administered by a committee (the “Committee”), appointed by the Board of Directors of the Company, consisting of not less than three (3) members of the Board. Members of the Committee must be independent within the meaning of the listing requirements of NASDAQ, may not be employees, and serve at the pleasure of the Board of Directors.  The members of the Compensation Committee are also designated as the Stock Option Committee, with Mr. Weinstein serving as Chairman.

The 2006 Stock Plan has a term of ten years from May 26, 2006, its effective date, after which date no awards may be granted.  The maximum term for an option or SAR is ten years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the 2006 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.

The exercise price of options under the 2006 Stock Plan may not be less than 100% of the fair market value of the common stock on the date of grant.  In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares. The base price of SARs may not be less than 100% of the fair market value of the common stock on the date of grant.  If the common stock is listed on a national securities exchange (including the Nasdaq Stock Market) on the date of grant, then the market value per share will be not less than the average of the highest and lowest selling price. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding options and to issue new options with an exercise price equal to the then current fair market price per share of the common stock, provided that no such repricing will occur without ratification or approval by the shareholders.

Restricted stock is an award of shares of common stock that is subject to forfeiture, restrictions against transfer, meeting specific corporate or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an award agreement. The Committee has discretion at the time of making a restricted stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a recipient’s continued employment or upon the recipient’s attainment of specific corporate, divisional, or individual performance or achievement standards or goals. However, the minimum vesting period for restricted stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year. At the meeting, shareholders are being asked to approve and amendment to the 2006 Stock Plan to authorize the issuance of restricted stock to senior executive officers having terms which comply with the requirements of the ARRA.

Until a recipient’s interest vests, restricted stock is nontransferable and forfeitable. Nevertheless, the recipient may be entitled to vote the restricted stock and to receive dividends and other distributions made with respect to restricted stock grants that are issued subject to forfeiture in the event that the vesting conditions are not met, as opposed to shares that are issued only upon satisfaction of the conditions. To the extent that a recipient becomes vested in restricted stock and has satisfied applicable income tax withholding obligations, the Company will deliver unrestricted shares of common stock to the recipient. At the end of the restriction period, the recipient will forfeit to the Company any issued shares of restricted stock as to which the recipient did not earn a vested interest during the restriction period, i.e. where the performance based conditions are not met.

Change in Control.  Notwithstanding the provisions of any option, SAR or restricted stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control.  At the time of a change in control that does not constitute a “transaction”, the participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to an option or SAR over the exercise price of such shares, in exchange for the cancellation of such options and SARs by the optionee.  Notwithstanding the previous sentence, in no event may an option or SAR be cancelled in exchange for cash, within the six-month period following the date of its grant.

In the event of a “change in control” that is a “transaction”, all awards of options, SARs and restricted stock must be surrendered, and with respect to each award surrendered, the Board will in its sole and absolute discretion determine whether the holder of the surrendered award will receive: (1) an award for the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price; (2) the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the market value on the date of the transaction of the shares subject to the option or SAR, over the exercise price; or (3) a cash payment (from the Company or the successor corporation) in an amount equal to the excess of the market value on the date of the transaction of the shares subject to the option or SAR over the exercise price.

For purposes of the 2006 Stock Plan, “change in control” means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of “Continuing Directors” to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. “Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets. No adjustment upon a change in control, a “transaction” or otherwise may be made in such a manner as to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.  If, by reason of any such adjustments, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the option before the adjustment was made.

As of December 31, 2008, the Company had options, SARs which may only be settled by the issuance of stock, and restricted stock awards with respect to an aggregate of 1,029,067 shares of common stock issued and outstanding under all equity compensation plans.  Subsequent to December 31, 2008, options to purchase 54,000 shares of common stock were issued to Mr. Pincus, and options and restricted stock were granted to the executive officers as set forth below:

Name	Options Granted	Restricted Stock Granted
Ronald D. Paul	51,737	30,763
Martha Foulon-Tonat	21,200	—
James H. Langmead	20,200	—
Thomas D. Murphy	9,400	—
Susan G. Riel	32,000	—
All executive officers as group (8 persons)	204,937	30,763

All of the options granted subsequent to December 31, 2008 have an exercise price of $6.34 per share and have a ten year term. All of the options, other than those granted to Mr. Paul, vest in five substantially equal annual installments, commencing on the first anniversary of the date of grant.  Mr. Paul’s options vest as follows: 4,421 on January 1, 2016 and 15,772 on January 1, 2017 through 2019.  The restricted stock granted to Mr. Paul will vest over five years.

At March 27, 2009, 32,517 shares of common stock remained available for issuance pursuant to the 2006 Stock Plan.

Certain Relationships and Related Transactions

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company’s directors, officers, and employees and their associates.  In the past, all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to insiders require approval by the Board of Directors, with any interested director not participating.  The Company also applies the same standards to any other transaction with an insider. Additionally, loans and other related party transactions involving Company directors must be reviewed and approved by the Audit Committee.

The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company and Bank during the year ended December 31, 2008 amounted to $24.6 million, representing approximately 17.3% of the Company’s total shareholders’ equity at December 31, 2008.  In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties.  On December 31, 2008, $242.6 million of loans were outstanding to individuals who, during 2008, were officers, directors or affiliates of the Company and Bank.  At the time each loan was made, management believed that the loan involved no more than the normal risk of collectability and did not present other unfavorable features.  None of such loans were classified as Substandard, Doubtful or Loss.

The Bank leases certain office space, at a current monthly rental of $46,716, excluding certain pass through expenses, from two limited liability companies in which a trust for the benefit of Mr. Paul’s children has an 85% interest in the first company and a 51% interest in the second company.

Mr. Rogers is a partner in the law firm Shulman, Rogers, Gandal, Pordy & Ecker, P.A. which has provided, and continues to provide, legal services to the Company and its subsidiaries.  During 2008 and 2007, the Company and its subsidiaries paid aggregate fees of approximately $428,215 and $21,372 to that firm.

The Bank has obtained certain deposits through title company clients in which Mr. Soto, a director of the Bank has a direct interest, and for which a broker fee of 0.50% of average deposits is paid to him monthly in arrears. During 2008 and 2007, approximately $110 thousand and $28 thousand in broker fees was paid under this arrangement.

Mr. Goodman is President of The Goodman, Gable, Gould Company, a public insurance adjusting firm, which represents the Bank, on a contingent fee basis, in connection with insurance claims in respect of a charged off loan.  No amounts were paid to that firm during 2008 or 2007.

Ryan Riel, the adult son of Ms. Riel, is employed by the Bank as a loan officer.  During 2008 and 2007, Mr. Riel’s compensation was $125,000 and $120,000, respectively, plus incentive bonus payments and awards of stock options.  Mr. Riel’s compensation is determined on the same basis as all other comparable employees, and is determined by the Bank Compensation Committee, without any participation or input by Ms. Riel.

PROPOSAL 2 - AMENDMENT OF THE 2006 STOCK PLAN TO

INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN

At the meeting, the shareholders are being asked to approve an amendment to the Company’s 2006 Stock Plan to increase the number of shares of common stock reserved for issuance under the plan, and the number of shares of common stock for which awards may be granted, by 500,000 to an aggregate of 1,215,000.  As of the date hereof, there are only 32,517 shares of common stock currently available for issuance under the 2006 Stock Plan.

The purpose of the 2006 Stock Plan is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their affiliates with the opportunity to acquire shares of common stock, through awards of options, restricted stock and stock appreciation rights. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company, the Bank and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

Reasons for the Amendment

Since adoption of the 2006 Stock Plan, awards of stock options, restricted stock and SARs with respect to an aggregate of 682,483 shares have been granted to directors, officers and employees of the Company and the Bank. As of the date hereof, only 32,517 shares remain available for issuance under the 2006 Stock Plan. In light of the increased size of the Company and increased number of employees as a result of the acquisition completed last year, the number of shares available for awards under the plan is insufficient to meet the Company’s goal of incentivizing employees by aligning their interests with those of shareholders.  Additionally, under the provisions of ARRA, the Company will be required to issue shares of restricted stock to certain officers and employees, in lieu of cash bonuses it might otherwise pay, as long as the Company’s preferred stock or common stock are held by Treasury or another agency of the federal government under the CPP.

The Board of Directors believes that the availability of an equity based compensation program intended to provide directors, officers and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of the Company as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of the Company’s shareholders, which will increase their incentive to improve the Company’s performance.  As such, the Board of Directors believes that the authorization of additional shares for issuance under the 2006 Stock Plan is necessary in order to permit the Company’s continued growth and profitability.

A restated copy of the 2006 Stock Plan, as proposed to be amended at the meeting, is included as Appendix A to this proxy statement.  All descriptions of the provisions of the 2006 Stock Plan, as proposed to be amended, are qualified by reference to the full text of the plan.

If the amendment to the 2006 Stock Plan is approved, an aggregate of 532,517 shares of common stock will be available for future issuance of equity based awards.  The total number of shares subject to issuance under outstanding awards under the 1998 Plan, the assumed Fidelity option plans and the 2006 Stock Plan, and future awards pursuant to the 2006 Stock Plan will be 1,561,584, or approximately 12.25% of the outstanding common stock as of March 27, 2009.

Description of the 2006 Stock Plan

Administration.  The 2006 Stock Plan is administered by a committee (the “Committee”), appointed by the Board of Directors of the Company, consisting of not less than three (3) members of the Board. Members of the Committee must be Independent Directors within the meaning of the listing requirements of Nasdaq, and Non-Employee Directors, and serve at the pleasure of the Board of Directors.  In the absence at any time of a duly appointed Committee, the 2006 Stock Plan will be administered by the members of the Board of Directors who are Independent Directors.

The Committee has discretion and authority to select participants and grant awards, to determine the form and content of any awards made under the 2006 Stock Plan, to interpret the 2006 Stock Plan, to prescribe, amend and rescind rules and regulations relating to the 2006 Stock Plan, and to make all other decisions necessary or advisable in connection with administering the 2006 Stock Plan, including establishing the corporate divisional or individual performance or achievement standards on which an award may be contingent.  All decisions, determinations and interpretations of the Committee are final and conclusive on all persons affected thereby.  Members of the Committee will be indemnified to the full extent permissible under the Company’s articles of incorporation and bylaws in connection with any claims or other actions relating to any action taken under the 2006 Stock Plan.  As of the date hereof, the Committee consists of all of the members of the Board of Directors of the Company who are independent within the meaning of NASD Rule 4200(a)(15).

Eligible Persons; Types of Awards.  Under the 2006 Stock Plan, the Committee may grant incentive stock options (“ISOs”), non-incentive stock options (“Non-ISOs” and together with ISOs, “Options”), stock appreciation rights (“SARs”) and shares of restricted stock (“Restricted Stock”) to such employees as the Committee may designate, and may grants Non-ISOs to directors and advisory board members of the Company, the Bank, and their affiliates.

Financial Effects to the Company of Grants.  The Company will receive no monetary consideration for the granting of Options under the 2006 Stock Plan.  It will receive no monetary consideration other than the option exercise price for shares of common stock issued to optionees upon the exercise of their Options.  It will receive no monetary consideration for the exercise of SARs or the issuance of Restricted Stock.

The Company is required to accrue compensation expense for the grant of options or other equity based instruments such as SARs and Restricted Stock.  Generally, the measurement date of the expense is the date of grant, subject to adjustment over the vesting or performance period for the award.

Shares Available for Grants.  If the amendment increasing the number of shares subject to the 2006 Stock Plan is approved, the 2006 Stock Plan will reserve 1,215,000 shares of common stock for issuance upon the exercise of Options, SARs and the grant of Restricted Stock, of which 682,483 are currently outstanding.  In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the number and kind of shares of stock as to which Options, SARs and Restricted Stock may be awarded under the 2006 Stock Plan, the affected terms of all outstanding Options, SARs and shares of Restricted Stock, and the aggregate number of shares of common stock remaining available for grant under the 2006 Stock Plan will be adjusted. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the 2006 Stock Plan, provided that, in the case of a SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the 2006 Stock Plan. If awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such awards will be available for the grant of additional awards, unless the 2006 Stock Plan has been terminated. Shares issued upon the exercise of Options or SARS or in respect of Restricted Stock awards may be either authorized but unissued shares or, to the extent permitted by Maryland law, treasury stock.

Duration of the 2006 Stock Plan and Grants.  The term of the 2006 Stock Plan extends until May 26, 2016, after which date no awards may be granted.  The maximum term for an Option or SAR is ten years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.  The expiration of the 2006 Stock Plan, or its termination by the Committee, will not affect any award then outstanding.

Repricing.  No awards under the 2006 Stock Plan may be repriced or exchanged for awards with lower exercise prices without the approval of shareholders.

Options.  The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant.  In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, such option price may not be less than 110% of fair market value of the shares.  As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs.  In the event that the fair market value per share of the common stock falls below the exercise price of previously granted Options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding Options and to issue new Options with an exercise price equal to the then current fair market price per share of the common stock, provided that no such repricing will occur without ratification or approval by the shareholders.

If the common stock is listed on a national securities exchange (including the Nasdaq National Market or Nasdaq Capital Market) on the date in question, then the market value per share will be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the exercise price will be not less than the mean between the bid and asked prices on such date. If the common stock is traded otherwise than on a national securities exchange on the date in question, then the market value per share will be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price.  If no such bid and asked price is available, then the market value per share will be its fair market value as determined by the Committee, in its sole and absolute discretion.

SARs.  A SAR is a right that entitles the holder to receive, as the Committee prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). This difference is payable in cash or common stock or a combination of cash and stock, as designated by the Committee. The exercise price as to any particular SAR may not be less than the fair market value of the optioned shares on the date of grant. A SAR may be granted in tandem with all or part of any Option granted under the 2006 Stock Plan or without any relationship to any Option. A SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee’s exercise of the SAR cancels the right to exercise the option, and vice versa.

Exercise of Options and SARs.  The exercise of Options and SARs will be subject to such terms and conditions as are established by the Committee in a written agreement between the Committee and the optionee.  In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 2006 Stock Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death, and in each case such shorter period as may be set forth in an award; (B) an unexpired Non-ISO shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire), except where the optionee’s service with the Company terminates as a result of “just cause” or where a director optionee is removed from the board of directors on which he or she serves, in which case Non-ISO will terminate on the date of termination or removal, as the case may be. Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, an Option will become immediately exercisable upon the optionee’s death or permanent and total disability. Notwithstanding the provisions of any SAR, upon the death, disability or retirement of the holder of a SAR after achieving the age of 65 and after five years of continuous service: (A) a SAR that is not a performance based award and that provides for its vesting or exercise in installments or at a future date as designated by the Committee, will be exercisable for that portion of the award as bears the same relation to the total amount of the award as the period of service from the date of grant to the date of death, disability or retirement bears to the period from the date of grant to original date of vesting or exercisability, and (B) a SAR that is a performance based award, may be exercised for that portion of the award as bears the same relationship to the achievement in respect of the performance based award standards or conditions, as determined by the Committee in its sole discretion. In no event, however, will any Option or SAR be exercisable after its expiration date, as to fractional shares of common stock or prior to the holder’s satisfaction of any income tax withholding requirements.

A participant may exercise Options or SARs, subject to provisions regarding their termination and limitations on their exercise, only by (i) written notice of intent to exercise with respect to a specified number of shares of common stock, and (ii) payment to the Company (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the Option or SAR is then being exercised.  Common stock used in full or partial payment of the exercise price for Options or SARs will be valued at its market value at the date of exercise.  Shares acquired from the Company within six months of an exercise may generally not be used to pay the exercise price.

Restricted Stock.  Restricted Stock is an award of shares of common stock that is subject to forfeiture, restrictions against transfer, meeting specific corporate, individual or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an award agreement. The Committee has discretion at the time of making a Restricted Stock grant to determine a period of up to five years during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a recipient’s continued employment or upon the recipient’s attainment of specific corporate, divisional, or individual performance or achievement standards or goals. However, the minimum vesting period for Restricted Stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably over such period; and the minimum measurement date for vesting of restricted stock based upon performance criteria is one year. The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability, or retirement prior to the expiration of the restriction period or the satisfaction of the restrictions applicable to an award of restricted stock. Neither the Committee nor the Board will have the authority, without shareholder approval, to accelerate the vesting period of Restricted Stock other than in the event of a change-in-control of the Company or the death, disability, retirement, or termination of employment of the participant.

Until a recipient’s interest vests, Restricted Stock is nontransferable and forfeitable. Nevertheless, the recipient may be entitled to vote the Restricted Stock and to receive dividends and other distributions made with respect to Restricted Stock grants that are issued subject to forfeiture in the event that the vesting conditions are not met, as opposed to shares that are issued only upon satisfaction of the conditions. To the extent that a recipient becomes vested in Restricted Stock and has satisfied applicable income tax withholding obligations, the Company will deliver unrestricted shares of common stock to the recipient. At the end of the restriction period, the recipient will forfeit to the Company any issued shares of Restricted Stock as to which the recipient did not earn a vested interest during the restriction period, i.e. where the performance based conditions are not met.

Separately, the shareholders are being asked to vote on an amendment to the 2006 Stock Plan that will broaden the authority to grant Restricted Stock in order to enable the Company to make restricted stock grants in compliance with ARRA.  See Proposal 3.

Change in Control.  Notwithstanding the provisions of any Option, SAR or Restricted Stock award which provide for its exercise or vesting in installments or subject to conditions, all awards will be immediately exercisable and fully vested upon the occurrence of a change in control.  At the time of a change in control that does not constitute a “transaction”, the participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to an Option or SAR over the exercise price of such shares, in exchange for the cancellation of such Options and SARs by the optionee.  Notwithstanding the previous sentence, in no event may an Option or SAR be cancelled in exchange for cash, within the six-month period following the date of its grant.

In the event of a “change in control” that is a “transaction”, all awards of Options, SARs and Restricted Stock must be surrendered, and with respect to each award surrendered, the Board will in its sole and absolute discretion determine whether the holder of the surrendered award will receive: (1) an award for the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price; (2) the number and kind of shares into which each outstanding share (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the market value on the date of the transaction of the shares subject to the Option or SAR, over the exercise price; or (3) a cash payment (from the Company or the successor corporation) in an amount equal to the excess of the market value on the date of the transaction of the shares subject to the Option or SAR  over the exercise price.

For purposes of the 2006 Stock Plan, “change in control” means any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of “Continuing Directors” to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding. “Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets. No adjustment upon a change in control, a “transaction” or otherwise may be made in such a manner as to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.  If, by reason of any such adjustments, an optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the Option before the adjustment was made.

Although these provisions are included in the 2006 Stock Plan primarily for the protection of an employee-participant in the event of a change in control of the Company, they may also be regarded as having a takeover defensive effect, which may reduce the Company’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

Restrictions on Transferability.  Options, SARs and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order.”  Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Restrictions on Sale of Shares.  Shares of common stock acquired in connection with an award or exercise of Options, SARs or Restricted Stock may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the award was granted, except for dispositions by bona fide gifts or transfers by will or the laws of descent or distribution.  This restriction is in addition to any other restriction imposed by the 2006 Stock Plan or by the Committee in connection with any grant of an award.  This restriction is also in addition to the holding period discussed below under “Federal Income Tax Consequences” required for treatment of an Option as an ISO.

Conditions on Issuance of Shares.  The Committee will have the discretionary authority to impose, in agreements, such restrictions on shares issued pursuant to the 2006 Stock Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.  In addition, the Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or recipient make certain representations or warranties.

Amendment and Termination of the 2006 Stock Plan.  The Board of Directors may from time to time amend the terms of the 2006 Stock Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the 2006 Stock Plan; provided that shareholder approval is required to increase the number of shares subject to the 2006 Stock Plan or to extend the term of the 2006 Stock Plan. No amendment, suspension, or termination of the 2006 Stock Plan will, without the consent of any affected holders of an award, alter or impair any rights or obligations under any award granted prior to any such termination, amendment or suspension.

Federal Income Tax Consequences

ISOs.  An employee recognizes no taxable income upon the grant of ISOs.  If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain.  However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.  If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a “disqualifying disposition.”  In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax.  However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.

Non-ISOs.  In the case of a Non-ISO, the holder will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply).  Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the of exercise will be taxed as capital gain.  The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

SARs.  The grant of a SAR has no tax effect on the optionee or the Company. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the exercise of a SAR will be treated as compensation income to the optionee, and the Company will be entitled to a business expense deduction for the amounts treated as such compensation income, subject to federal income tax limitations on annual executive compensation deductions.

Restricted Stock.  The recipient of Restricted Stock will not have taxable income upon grant, except that the recipient may elect to be taxed at the time of grant.  Unless an election is made to be tax as of the time of grant, the recipient of Restricted Stock will have ordinary income at the time of vesting of shares of Restricted Stock.  The Company will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions.  The treatment of Restricted Stock granted pursuant to the requirements of ARRA may vary.

Vote Required and Recommendation of the Board of Directors.  The affirmative vote of a majority of the votes cast at the meeting on the proposal to amend the 2006 Stock Plan is required for the approval of the amendment to the 2006 Stock Plan.  It is expected that all of the shares of the common stock entitled to vote on the proposal to amend the 2006 Stock Plan over which the nominees for election as directors of the Company exercise voting power will be voted for the proposed amendment.  The Board of Directors recommends that shareholders vote FOR the approval of the amendment.

PROPOSAL 3 - AMENDMENT OF THE 2006 STOCK PLAN TO

AUTHORIZE THE ISSUANCE OF RESTRICTED STOCK IN COMPLIANCE WITH ARRA

At the meeting, the shareholders are being asked to approve an amendment to the Company’s 2006 Stock Plan to broaden the authority to grant Restricted Stock in order to enable the Company to make Restricted Stock grants in compliance with the American Recovery and Reinvestment Act of 2009 (“ARRA”).

Under the 2006 Stock Plan as currently in effect, the Company may only make Restricted Stock grants which have a Restriction Period of not more than five years from the date of grant.  Under ARRA, the Company will not be able to accrue or pay any bonus, retention award, or incentive compensation to “at least” its five most highly compensated employees other than in “long-term” restricted stock which does not fully vest while the Treasury or another agency of the federal government owns the Company’s preferred stock or shares of the Company’s common stock acquired upon the exercise of the warrant granted under the CPP.  The amount of such restricted stock which may be granted to any covered highly compensated employee in any year is also subject to limitation. Please refer to the Compensation Disclosure and Analysis included under Proposal 1 for additional details on the requirements of ARRA.

Although significant details of the compensation requirements under ARRA are subject to clarification in implementing regulations to be adopted by the Treasury, the Company believes that it is important that the Company have the ability to issue bonuses in a compliant form to its senior executive officers, or to other highly compensated employees.  As the period during which the Treasury or another agency of the federal government may own the Company’s securities is not fixed, and could be longer than five years, it is possible that the vesting period for “long term restricted stock” permitted under ARRA would exceed the authority of the Company to issue Restricted Stock under the 2006 Stock Plan.  Under Nasdaq listing requirements as currently in effect, the Company would generally not be able to grant equity compensation to executive officers without shareholder approval.

The Company could therefore find itself unable to provide employees, including its senior executive officers, with incentive compensation or bonuses in a form that complies with applicable law.  The inability to provide incentive compensation, retention payments or bonuses to senior executive officers and other highly compensated employees could have an adverse effect on the ability of the Company to retain such officers, or to attract highly productive commission or production based employees. As such, the Board of Directors has approved an amendment to the 2006 Stock Plan which would add a new Section 11(h) to the Plan, reading it its entirety substantially as follows:

“(h)  Restricted Stock Under ARRA.  During any “period in which any obligation arising from financial assistance provided under the TARP remains outstanding” (as that phrase is used for purposes of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and as such section may be hereafter be amended, and any regulations promulgated thereunder or under any successor legislation (collectively “Section 111”)), with respect to an employee for whom the accrual, or to whom the payment, of any bonus, retention payment or incentive compensation is prohibited under Section 111 (a “restricted employee”), other than in the form of “restricted stock” meeting the requirements of Section 111, the Committee may grant awards of Restricted Stock to such restricted employee which have terms which comply with the requirements of Section 111, without regard to any restrictions or limitations on the terms of Restricted Stock contained in this Plan.”

The Company reserves the right to revise or amend the language of proposed section 11(h) in order to better reflect or more fully carry out the intent to permit the Committee to grant Restricted Stock having terms compliant with ARRA to such persons who are not otherwise permitted to receive a bonus, retention award or inventive compensation payment in cash.

Vote Required and Recommendation of the Board of Directors.  The affirmative vote of a majority of the votes cast at the meeting on the proposal to amend the 2006 Stock Plan is required for the approval of the amendment to the 2006 Stock Plan.  It is expected that all of the shares of the common stock entitled to vote on the proposal to amend the 2006 Stock Plan over which the nominees for election as directors of the Company exercise voting power will be voted for the proposed amendment.  The Board of Directors recommends that shareholders vote FOR the approval of the amendment.

PROPOSAL 4 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, the President of the United States signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA revised Section 111 of the Emergency Economic Stabilization Act to require any recipient of funds under TARP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). The SEC has advised that this requirement is effective prior to the adoption of implementing regulations under ARRA, for companies filing proxy statements after February 17, 2009. As a result, the Company is providing shareholders with the opportunity to cast a non-binding advisory vote at the meeting to approve the compensation of the Company’s executives. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the Company, as described in “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement for the 2009 Annual Meeting.

Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under the ARRA, the vote may not be construed as overruling a decision by such the Board of Directors, or to create or imply any additional fiduciary duty by the Board.

Shareholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosure.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting on the proposal is required for the approval of this proposal.  It is expected that all of the shares of the common stock entitled to vote on the proposal over which directors of the Company exercise voting power will be voted for the proposal.

We believe are compensation policies are strongly aligned with the long term interests of the Company and its shareholders.  As such, the Board of Directors recommends that shareholders vote FOR approval of this non-binding advisory resolution.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Stegman & Company to audit the Company’s financial statements for the fiscal year ending December 31, 2009. Stegman & Company has audited the financial statements of the Company since its organization.  Representatives of Stegman & Company are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

Fees Paid to Independent Accounting Firm

Audit Fees.  During 2008, the aggregate amount of fees billed to the Company by Stegman & Company for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings was $120,786.  In 2007, Stegman & Company billed $94,083 for such services.

Audit—Related Fees.  During 2008, the aggregate amount of fees billed to the Company by Stegman & Company for services related to the performance of audit services was $76,580.  These services included an audit of the Company’s 401(k) Plan and services in respect of securities and regulatory filings related to the Fidelity acquisition and accounting and tax advice relating to the acquisition. In 2007, Stegman & Company billed the Company $12,100 for services related to the performance of the audit services. These services included an audit of the Company’s 401(k) Plan.

Tax Fees.  During 2008, the aggregate amount of fees billed to the Company by Stegman & Company for tax advice, compliance and planning services was $10,450.  In 2007, Stegman & Company billed $9,108 for such services.

All Other Fees.  Stegman & Company did not bill the Company any amounts for other services in 2008 or 2007.

None of the engagements of Stegman & Company to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s audit charter.

FORM 10-K ANNUAL REPORT

The Company will provide, without charge, to any shareholder of record entitled to vote at the meeting or any beneficial owner of common stock solicited hereby, a copy of its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission, upon the written request of such shareholder. Requests should be directed to Jane E. Cornett, Corporate Secretary, at the Company’s executive offices, 7815 Woodmont Avenue, Bethesda, Maryland  20814.

COMPLIANCE WITH SECTION 16(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that one Form 4 reporting one transaction for Ms. Foulon-Tonat, two Forms 4 reporting an aggregate of three transactions for Mr. Goodman, three Forms 4 reporting an aggregate of four transactions for Mr. Paul, one Form 4 reporting one transaction for Mr. Pincus, and one Form 4 reporting one transaction for Mr. Rogers, were not filed in a timely manner.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting.  If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS

All shareholder proposals to be presented for consideration at the next annual meeting and to be included in the Company’s proxy materials must be received by the Company no later than December 11, 2009.  Shareholder proposals for nominations for election as director must be received by the Company no later than January 10, 2010. In order to be eligible for consideration at the next annual meeting of shareholders, the Company must receive notice of shareholder proposals for business other than the election of directors to be conducted at the annual meeting which are not proposed to be included in the Company’s proxy materials not less than thirty and not more than ninety days before the date of the annual meeting, or if less than forty five days notice of the meeting is given, by the earlier of two days before the meeting and fifteen days after the notice of the meeting is mailed.

By Order of the Board of Directors

Jane E. Cornett, Corporate Secretary

April 10, 2009

Appendix A

EAGLE BANCORP, INC.

2006 STOCK PLAN

[As proposed to be amended at the 2009 Annual Meeting of Shareholders]

1.             Purpose of the Plan. The purpose of this Eagle Bancorp, Inc. 2006 Stock Plan (the “Plan”) is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares.  By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and selected employees of the Company, the Bank and their Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees, and other shareholders.

Upon approval of this Plan by shareholders of the Company, the Plan shall replace the Company’s 1998 Stock Option Plan (the “1998 Plan”), which shall be terminated as of that time.  Following such termination, Options granted under the 1998 Plan shall continue in effect, and shall be subject to the provisions of the 1998 Plan, but no new options may be granted under the 1998 Plan.

2.             Definitions.  In this Plan:

(a)          “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)         “Agreement” means a written agreement entered into in accordance with Section 5(c).

(c)          “Awards” means, collectively Options, SARs and Restricted Stock, unless the context clearly indicates a different meaning.

(d)         “Bank” means EagleBank.

(e)          “Board” means the Board of Directors of the Company.

(f)            “Bank Board” means the Board of Directors of the Bank.

(g)         “Change in Control” means any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 50% of the Bank’s or Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Bank’s or Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of the Company or the Bank (the “Company Board”) during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Company Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subsection only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.  The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(h)         “Code” means the Internal Revenue Code of 1986, as amended.

(i)             “Committee” means the Stock Option Committee appointed by the Board in accordance with Section 5(a) hereof.

(j)             “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(k)          “Company” means Eagle Bancorp, Inc.

(l)             “Continuous Service” means the absence of any interruption or termination of service as an Employee of the Company or an Affiliate.  Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

(m)       “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

(n)         “Effective Date” means the date specified in Section 17 hereof.

(o)         “Employee” means any person employed by the Company, the Bank, or by an Affiliate, other than in the capacity as a director, advisory director or comparable status.

(p)         “Exercise Price” means the price per Optioned Share at which an Option or SAR may be exercised.

(q)         “Independent Director” means an independent director as defined for purposes other than audit committee service in the listing standards and regulations of the Nasdaq Stock Market, or if the Company’s Common Stock is primarily traded on a national securities exchange other than the Nasdaq Stock Market (including any level or submarket thereof), then the listing standards and regulations of such other national securities exchange.  Not in limitation of the foregoing, all Independent Directors must be Non-Employee Directors.

(r)            “ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(s)          “Market Value” means the fair market value of the Common Stock, as determined under Section 7(b) hereof.

(t)            “Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.

(u)         “Non-ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO, or an option which meets the circumstances of Section 6(b) hereof.

(v)         “Option” means an ISO or Non-ISO.

(w)       “Optioned Shares” means Shares subject to an Option, SAR or grant of Restricted Stock granted pursuant to this Plan.

(x)           “Outstanding Shares” means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.

(y)         “Parent” means any present or future entity which would be a “parent corporation “ of the Company as defined in Section 424(e) and Section 424(g) of the Code.

(z)           “Participant” means any person who receives an Award pursuant to the Plan.

(aa)    “Plan” means the Eagle Bancorp, Inc. 2006 Stock Plan.

(bb)  “Performance Based Award” means an Award, the vesting, exercise or retention of which is subject to or based upon specific corporate, individual or individual performance or achievement standards or goals set forth in an Agreement.

(cc)    “Restricted Stock” means Common Stock that is subject to forfeiture, restrictions against transfer, specific corporate, divisional or individual performance or achievement standards or goals, or other conditions or restrictions set forth in an Agreement.

(dd)  “Retirement” means normal retirement from employment with the Company or any Parent or Subsidiary, after  five (5) or more years of Continuous Service or such shorter period as may be specified in an Award, and upon or after achieving the age of 65.

(ee)    “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(ff)        “SAR” means a right to receive all or a specified portion of the increase in value over the Market Value on the date of grant of a specified number of Shares of Common Stock.

(gg)  “Share” means one share of Common Stock.

(hh)  “Subsidiary” means any present or future entity which would be a “subsidiary corporation “ of the Company as defined in Section 424(f) and Section 424(g) of the Code.

(ii)          “Transaction” means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets.

3.             Term of the Plan and Awards.

(a)           Term of the Plan.  The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated pursuant to Section 20.  No Award may be granted under the Plan after ten (10) years from the Effective Date.

(b)           Term of Options and SARs.  The Committee shall establish the term of each Option and SAR granted under the Plan. No Option or SAR may have a term that exceeds ten (10) years. No ISO granted to an Employee who owns Shares representing more than ten percent (10%) of the outstanding shares of Common Stock, as determined in accordance with the Code, at the time an ISO is granted may have a term that exceeds five (5) years.

4.             Shares Subject to the Plan.

(a)           General. Except as otherwise required by the provisions of Section 14, the aggregate number of Shares deliverable upon the exercise of Awards shall be 1,215,000.  Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Maryland law. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall be available for the grant of additional Awards under the Plan, unless the Plan shall have been terminated.

(b)           Special Rule for SARs. Not in limitation of the provisions of Section 4(a), the number of Shares with respect to which a SAR is granted, and not the number of Shares delivered upon the exercise of the SAR, shall be charged against the aggregate number of Shares remaining available under the Plan, provided, however, that in the case of a SAR granted in tandem with an Option, under circumstances where the exercise of the Option results in the termination of the SAR, or vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan.  The Shares related to an Option as to which Option rights have been terminated as a result of the exercise of a related SAR shall not be available for the grant of additional Awards.

5.             Administration of the Plan.

(a)           Composition of the Committee.  The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board.  All members of the Committee shall be Independent Directors, and shall serve at the pleasure of the Board.  In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors.

(b)           Powers of the Committee.  Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, including but not limited to the corporate, divisional or individual performance or achievement standards or goals of Performance Based Awards, which need not be identical among Participants granted Awards at the same time, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan.  The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time.  A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)           Agreement.  Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee.  Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.  The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, including Performance Based Awards standards, if any, to be placed upon such Award, or upon Shares which may be issued in respect of such Award. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)           Effect of the Committee’s Decisions.  All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby. The Committee’s determination whether a Participant’s Continuous Service has ceased, the effective date thereof, and whether a Performance Based Award standard or condition shall have been met in the event of the Death, Disability or Retirement shall be final and conclusive on all persons affected thereby.

(e)           Indemnification.  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of directors.

6.             Grant of Options.

(a)           General Rule.  The Committee, in its sole discretion, may grant ISO’s or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to members of the Board, members of the Bank Board, members of Bank advisory boards, and members of the boards of directors of Affiliates.

(b)           Special Rules for ISOs.  The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), shall not exceed $100,000.  Notwithstanding the prior provisions of this Section, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.             Exercise Price for Options.

(a)           Limits on Committee Discretion.  The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares, as determined in accordance with the Code, representing more than 10% of the Company’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)           Standards for Determining Exercise Price.  If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market or Nasdaq Capital Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price.  If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined in good faith by the Committee, in its sole and absolute discretion.

8.             Exercise of Options.

(a)           Generally.  Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement.  An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 14 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative Award in lieu thereof.

(b)           Procedure for Exercise.  A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.  Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company’s executive offices.  Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. Notwithstanding the foregoing, a Share acquired upon the exercise of an Option (or otherwise directly acquired from the Company) may not be surrendered in payment of any portion of the exercise price of an Option unless such Share shall have been held for at least six months, or the Committee shall have determined that the use of such Share shall not result in adverse tax or accounting consequences to the Company.

(c)           Period of Exercisability-ISOs. An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of —

(1)                                  “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, means termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant’s rights to exercise such ISO shall expire on the date of such termination;

(2)                                  death, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution within two years from the date of his death, or such shorter period as may be set forth in an Agreement, but not later than the date on which the Option would otherwise expire,;

(3)                                  Disability, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his Disability, such ISO may be exercised within one year from the date of such Disability, or such shorter period as may be set forth in an Agreement, but not later than the date on which the ISO would otherwise expire.

(d)           Acceleration on Death or Disability.  Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or Disability.

(e)           Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by a Participant, or the estate of a Participant, at any time before its expiration date, except if the Participant’s Service terminates by reason of:

(1)                                  “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, means termination because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination; or

(2)                                  Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, or termination of service as an advisory board member for any reason whatsoever then the Participant’s rights to exercise such Non-ISO shall expire on the date of such removal.  Failure to be nominated for reelection or failure to be reelected to the Board at the end of a director’s term shall not constitute a removal.

9.             Stock Appreciation Rights (SARs).

(a)           Granting of SARs. In its sole discretion, the Committee may from time to time grant to Employees SARs either in conjunction with, or independently of, any Options granted under the Plan. A SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, a SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. A SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

(1) The SAR will expire no later than the ISO;

(2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

(3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

(4) The SAR may be exercised only when the ISO may be exercised; and

(5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(b)           Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

(c)           Exercise of SARs. A SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that a SAR may not be exercised for a fractional Share. Upon exercise of a SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee as set forth in an Agreement with respect to an Award of SARs, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of  Section 8(d) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs. Not in limitation of the foregoing, unless an Agreement provides that a SAR may be settled only in Shares, a SAR shall be exercisable only on a date certain specified in the Agreement.

(d)           Procedure for Exercising SARs. To the extent not inconsistent with this Section, the provisions of Section 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

(e)           Acceleration of SARs.  Notwithstanding the provisions of any SAR, upon the Death, Disability or Retirement of a Participant, such Participant (or the Participant’s estate) shall be entitled to exercise such SAR:

(1) that is not a Performance Based Award and that provides for its vesting or exercise in installments or at a future date as designated by the Committee in an Agreement, for that portion of the award as bears the same relation to the total amount of the Award as the period of service from the date of grant to the date of Death, Disability or Retirement bears to the period from the date of grant to original date of vesting or exercisability;

(2). that is a Performance Based Award, for that portion of the Award as bears the same relationship to the achievement in respect of the Performance Based Award Standards or conditions, as determined by the Committee in its sole discretion.

10.           Reissuance of Options or SARs.  Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options or SARs with the consent of the Participant and to reissue new Options or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options or SARs falls below the Exercise Price, provided, however, that no such repricing shall be effective unless specifically approved or ratified by the affirmative vote of a majority of the Common Stock present or represented and entitled to vote at a meeting of shareholders duly called and held on a date not later than the date of the next annual meeting of shareholders following such cancellation and reissuance.

11.           Restricted Stock Awards.

Any Share of Restricted Stock subject to an Award shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

(a)           Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 12 months and no greater than 5 years (the

“Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same Award. In no event (i) may the goal or standard measurement date for a Performance Based Award of Restricted Stock be less than one year from the date of grant; or (ii) may the Restriction Period for any other award of Restricted Stock be less than 3 years, provided that restrictions may terminate ratably over the vesting period.

(b)           Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock, the attainment of specific corporate, divisional, or individual performance or achievement standards or goals, which restrictions may differ with respect to each Participant granted an Award of Restricted Stock at the same time. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period.  Awards of Restricted Stock may provide for the issue of Shares upon grant, subject to forfeiture if the specified restrictions are not met, or for the issuance of Shares only upon the achievement of the restrictions at the end of the Restricted Period or upon the achievement of the performance standards or goals, subject to earlier vesting as provided herein.

(c)           Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the Award of Restricted Stock, if any, which shall vest in the Participant in the event of death, Disability, or Retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

(d)           Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so, provided that any such actions not done in connection with a Change in Control or the death, Disability, Retirement, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(e)           Ownership; Voting. Where stock certificates are issued in respect of Restricted Stock Awards awarded hereunder, which are subject to forfeiture if the restrictions are not satisfied, such certificates shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to vote and to receive all dividends paid on such Shares, and the certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Eagle Bancorp, Inc. 2006 Stock Plan, and an agreement entered into between the registered owner and Eagle Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Eagle Bancorp, Inc.”

Where an Award of Restricted Stock is subject to issuance upon the achievement of Performance Based Award standards or goals or other conditions, no certificates shall be issued until satisfaction of such conditions.

(f)            Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, or upon the satisfaction of conditions to receipt of the Restricted Stock, as applicable, the Company shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock, to the person or persons to whom his rights under such Restricted Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

(g)           Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.

(h)           Restricted Stock Under ARRA.  During any “period in which any obligation arising from financial assistance provided under the TARP remains outstanding” (as that phrase is used for purposes of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and as such section may be hereafter be amended, and any regulations promulgated thereunder or under any successor legislation (collectively “Section 111”)), with respect to an employee for whom the accrual, or to whom the payment, of any bonus, retention payment or incentive compensation is prohibited under Section 111 (a “restricted employee”), other than in the form of “restricted stock” meeting the requirements of Section 111, the Committee may grant awards of Restricted Stock to such restricted employee which have terms which comply with the requirements of Section 111, without regard to any restrictions or limitations on the terms of Restricted Stock contained in this Plan.

12.           Conditions Upon Issuance of Shares.

(a)           Compliance with Securities Laws.  Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any securities exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan than the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)           Special Circumstances.  The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares.  As a condition to the exercise or vesting of an Award , the Company may require the person exercising or vesting in the Award to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)           Committee Discretion.  The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

(d)           Compliance with Section 409A. It is intended and anticipated that Awards under the Plan will not be subject to the requirements of Code Section 409A. However, to the extent that Code Section 409A does apply to an Award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder, and thus avoid the imposition of any excise tax and interest on any Participant pursuant to Code Section 409A(a)(1)(B). Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent, and any inconsistent provision of any Award or Agreement shall be deemed to be modified accordingly as the Committee shall determine in its sole discretion and without further consent of the affected Participant; provided that the Company shall have no liability whatsoever to any Participant or any other person in the event that any Award is determined to be subject to, and is not in compliance with, Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, any Award or vesting, issuance or payment of an Award hereunder or any Agreement that is considered “nonqualified deferred compensation” that is to be made to a Participant while such Participant is a “specified employee”, in each case as defined and determined for purposes of Section 409A, within six months following such Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such Award, vesting, issuance or payment of an Award is not otherwise permitted under Section 409A, such Award, vesting, issuance or payment of an Award shall be delayed and shall be effected on the first business day of the seventh calendar month following the Participant’s separation from service, or, if earlier upon Participant’s death.

13.           Restrictions on Sale of Shares

(a)           Six-Month Restriction.  Shares of Common Stock that have been acquired upon exercise of an Award may not be sold or otherwise disposed of before the end of a six-month period beginning on the date the Award was granted. This restriction is in addition to any other restriction imposed by this Plan or by the Committee pursuant to this Plan.

(b)           Exceptions. The six-month restriction imposed by subsection (a) shall not apply to dispositions by bona fide gifts or to transfers by will or the laws of descent or distribution.

14.           Effect of Changes in Control and Changes in Common Stock Subject to the Plan.

(a)                               Effects of Change in Control.

(1)          Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control, and all conditions to the vesting, exercise or receipt of an Award or Shares subject to an Award shall be deemed to be satisfied.

(2)          At the time of a Change in Control which does not constitute a Transaction, in the discretion of the Committee, any or all outstanding Options and/or SARs may be cancelled, in exchange for which cancellation the Participant shall receive payment in cash or Shares in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option and/or SAR over the Exercise Price of such Options or SAR (or in the event that the terms of any SAR limit the maximum payment pursuant to such SAR, such maximum amount), provided that in no event may an Option or SAR be cancelled in exchange for cash pursuant to this Section (a)(2) within the six-month period following the date of its grant.

(3)          In the event there is a Change in Control that constitutes a Transaction, all outstanding Awards  shall be surrendered.  With respect to each such Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each such Award so surrendered shall receive—

(A)                              for each Share then subject to an Award, an Award for the number and kind of shares (or amount of cash or other property, or combination thereof)into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

(B)                                the number and kind of shares (or amount cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged in the Transaction that are equal in market value to the Market Value of the Shares subject to the Award, and in the case of Options or SARS, the excess of the Market Value on the date of the Transaction of the over the Exercise Price of the Option or SAR; or

(C)                                a cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option or SAR.

(b)           Recapitalizations; Stock Splits, Etc.  The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(c)           Special Rule for ISOs.  Any adjustment made pursuant to subsections (a)(3)(A) or (b) of this Section  shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)           Conditions and Restrictions on New, Additional, or Different Shares or Securities.  If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e)           Other Issuances.  Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

15.           Non-Transferability of Awards.

(a)           ISOs, SARs and Restricted Stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

(b)           Non-ISO’s may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

16.           Time of Granting Options. The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

17.           Effective Date. The Plan shall be effective as of the date of shareholder approval of the Plan.  Awards may be made prior to approval of the Plan by the stockholders of the Company, if the exercise of Awards is conditioned upon stockholder approval of the Plan. In the event that shareholder approval is not obtained, all Awards shall terminate and be of no force or effect, and no Participant shall be entitled to any payment or alternative compensation or award.

18.           Approval by Stockholders.  The Plan shall be approved by stockholders of the Company within twelve (12) months before or after the Effective Date.

19.           Modification of Awards.  At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder.

20.           Amendment and Termination of the Plan.  The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Section 4 or to extend the term of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

21.           Reservation of Shares.  The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

22.           Withholding Tax.  The Company’s obligation to deliver Shares upon exercise or vesting of Awards (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations.  The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld.  The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined.  As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

23.           No Employment or Other Rights.  In no event shall a Participant’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations.  No member of the Board, Bank Board, or board of directors of any Affiliate shall have a right to be granted an Award or, having received an Award, the right to be granted an additional Award.

24.           Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.

FRONT

PROXY - EAGLE BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints Arthur H. Blitz and Bruce H. Lee, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Eagle Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on May 21, 2009 and at any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR all of the nominees set forth on the reverse side and FOR the proposals to amend the 2006 Stock Plan and FOR the resolution approving the Company’s executive compensation. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BACK

Annual Meeting Proxy Card

A.            Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Leslie M. Alperstein	☐	☐
02 - Dudley C. Dworken	☐	☐
03 - Harvey M. Goodman	☐	☐
04 – Neal R. Gross	☐	☐
05 - Philip N. Margolius	☐	☐
06 - Ronald D. Paul	☐	☐
07 – Robert P. Pincus	☐	☐
08 – Norman R. Pozez	☐	☐
09 - Donald R. Rogers	☐	☐
10 - Leland M. Weinstein	☐	☐

B.            Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Proposal to approve the amendment to 2006 Stock Plan to increase the number of shares subject to the plan	☐	☐	☐

C.            Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Proposal to approve the amendment to 2006 Stock Plan to authorize grant of Restricted Stock compliant with ARRA	☐	☐	☐

D.            Issue

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Non-binding advisory resolution approving the compensation of our executive officers	☐	☐	☐

Please check here if you plan to attend the Annual Meeting. ☐

c.             Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)